                                                                   Exhibit 10.45
                                                          Facility Number: 82065
                                                Customer Account Number: 0883363

                           am/pm MINI MARKET AGREEMENT

THIS AGREEMENT is made September 2 , 1999, between ARCO Products Company (a division of ATLANTIC RICHFIELD COMPANY - incorporated in Delaware), with an office at: 4 CENTERPOINTE DRIVE, LA PALMA, CALIFORNIA 90623 ("ARCO") and LLO-Gas, Inc.
a Corporation
--------------------------------------------------------------------------------
    (state whether a sole proprietorship, partnership, limited partnership, corporation or limited liability company ["LLC"], if partnership, the names of all partner and State of Organization; if limited partnership, the names of all general partners and State of Organization; if corporation, the State of
               Incorporation; if LLC, the State of Organization) with an address at 23805 Stuart Ranch Road, Malibu, CA 90265 Bakersfield, California 93309 ("Operator").

      Operator desires to be the franchisee of, and ARCO is willing to grant to Operator a franchisor for, an am\pm mini market located at the Premises set forth in PART I (which together with the buildings and improvements now or hereafter constructed thereon is referred to herein as the "Premises") on the terms and conditions set forth in PARTS I and II of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained in PARTS I and II hereof, each of the parties intending to be legally bound hereby, agrees as follows:

                                     PART I

      PART I contains specific terms which relate to the terms and conditions set forth in the corresponding sections - PART II, Form No. A.P.C. 239-T-10 (4/99), attached hereto and incorporated herein.

Section

4.01     Hours/Days of Operation (Pedestrian Traffic Only Stores)

4.03     Store Manager (if Operator has more than one am/pm mini market)

5.01 This Agreement shall be binding on the parties as of the date first written above. The term of this Agreement shall begin on the _______ day of ____________________, ______, ("Commencement Date"), and shall end at 10 a.m. on the first day after the last day of the [_____] 120th or [_____] 180th full calendar month following the Commencement Date. If not time is checked, the box for 120th shall be deemed checked. If no date is set forth in this Part I, the Commencement Date shall be established by the "Notice of Final Inspection and Readiness" provided for in Section 5.01 of PART II.

6.01     Premises

         4100 California Ave.
         -----------------------------------------------------------------------
                 (complete address by street number, including,
                    where applicable, designation of corner)

         City Bakersfield  State California  Zip 93309

7.01(a)  Initial franchise fee: Ninety-Five Thousand 00/100 Dollars
         [$ 95,000.00]

7.01(c)  Renewal franchise fee:

         -----------------------------------------------------------------------
                            Dollars [$              .00]
         ------------------           --------------

7.02(a)  Minimum royalty fee: One Thousand 00/100 Dollars [$1000.00]

7.03     Security Deposit: One Thousand 00/100 Dollars [$1000.00]

16.01    Operational Designee, if applicable:

17.02    Corporate Designee (Corporate operators only): John Castellucci


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Limited Liability Company Designee (LLC's Only):________________________________
Partnership Designee (Limited Partnership Only):________________________________


                                     2 of 5

                                                          Facility Number: 82065
                                                     Store Size ________ sq. ft.
                                                           (exterior dimensions)

                                 STORE EQUIPMENT
                          (Real and Personal Property)

      The equipment required to be installed in the Store is indicated below by a check mark at the left of the required items. ARCO agrees to loan the equipment initialed by ARCO to the right of such items and to install such equipment prior to the Commencement Date. Operator agrees to install, at Operator's expense, on or before the Commencement Date, the equipment initialed by Operator to the right of such items. All equipment, whether furnished by Operator or by ARCO, must meet ARCO's specifications including, but not limited to, specifications with respect to brand, size, color and quality.

                                                                                      To be             To be
           Equipment Required                                                       furnished         furnished
           (Check Items of equipment                                              and installed     and installed
           required to be installed                                                by Operator         by ARCO
           ------------------------                                                -----------         -------
    X      am/pm Sun & Moon Sign                                                                        X
---------                                                                                             -----
    X      Building Fascia (illuminated)                                                                X
---------                                                                                             -----
    X      Cigarette Merchandiser (Overhead)(Vendor Supplied)                                           X
---------                                                                                             -----
    X      Corner am/pm I.D. Sign
---------         and where applicable, Sign Pole                                                       X
                                                                                                      -----
    X      Interior Signage                                                                             X
---------                                                                                             -----
    X      Training Materials [Employee Training System ("E.T.S.")]                                     X
---------                                                                                             -----
    X      Bun Toaster                                                                X
---------                                                                           -----
    X      Capuccino Bulk Powder Machine                                              X
---------                                                                           -----
    X      Cash Register (Primary with PayPoint(R)P.O.S.                              X
---------                                                                           -----
    X      Cheese Sauce Dispensers (2)                                                X
---------                                                                           -----
    X      Coffee Brewer (6 Burner Twin Brewer)                                       X
---------                                                                           -----
    X      Coffee Brewer Timer                                                        X
---------                                                                           -----
    X      Coffee/ Bakery Menu Board                                                  X
---------                                                                           -----
    X      Coffee Mug Rack                                                            X
---------                                                                           -----
    X      Coffee Lid/Supply Spinner Rack                                             X
---------                                                                           -----
    X      Computer Software and Hardward                                             X
---------                                                                           -----
    X      Condiment Pumps (2)                                                        X
---------                                                                           -----
    X      Convection Oven                                                            X
---------                                                                           -----
    X      Convection Oven Racks (4)                                                  X
---------                                                                           -----
    X      Cooler Boxes (Walk-In)    Size______ Number______                          X
---------                                                                           -----
    X      Cooler Boxes (Upright)    Size______ Number______                          X
---------                                                                           -----
    X      Cooler Cabinet (Horizontal; for sandwiches)                                X
---------                                                                           -----
    X      Counter Top Condiment Dispenser Unit                                       X
---------                                                                           -----
    X      Counter and Shelving (including Condiment Table)                           X
---------                                                                           -----
    X      Counter Merchandising System                                               X
---------                                                                           -----
    X      Cup Dispenser (Hot and Cold)                                               X
---------                                                                           -----
    X      Fast Food Module (older units only)                                        X
---------                                                                           -----
    X      Fax Machine                                                                X
---------                                                                           -----
    X      Food Merchandising Warmer                                                  X
---------                                                                           -----
    X      Food Merchandising Rack Identification Channels and Strips                 X
---------                                                                           -----
    X      Food Preparation Table                                                     X
---------                                                                           -----
    X      Fountain Drink and Ice Dispenser with Ice Maker and
---------         Carbonator (Pepsi-Cola)                                             X
                                                                                    -----
    X      Fountain Lid and Straw Rack                                                X
---------                                                                           -----
    X      Prepackaged Electronic Facility Controller (EFC)                           X
---------  (see Electronic Drawings for Details)                                    -----


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

                                                                                      To be             To be
           Equipment Required                                                       furnished         furnished
           (Check Items of equipment                                              and installed     and installed
           required to be installed                                                by Operator         by ARCO
           ------------------------                                                -----------         -------
    X      Freezer Cabinets (Upright)  Size______ Number______                        X
---------                                                                           -----
    X      Freezer (Storage Room)                                                     X
---------                                                                           -----

    X      Frozen Carbonated Beverage Machine                                         X
---------                                                                           -----
    X      Frozen Dessert Graphics Package                                            X
---------                                                                           -----
    X      Frozen Dessert Cup, Cone Tower                                             X
---------                                                                           -----
    X      Gondolas                         Size______ Number______                   X
---------                                                                           -----
    X      Hood and Exhaust Ventilation System for Convection Oven
---------         (California only and only where locally required)                   X
                                                                                    -----
    X      Ice Maker                                                                  X
---------                                                                           -----
    X      Ice Merchandiser                 Size______ Number______                   X
---------                                                                           -----
    X      In-store Television Monitors for display of multi-media
---------         advertising**                                                                         X
                                                                                                      -----
    X      Microwave Over (Commercial)                                                X
---------                                                                           -----
    X      Nacho CheeseSauce Dispensers                                               X
---------                                                                           -----
    X      PayQuick Island Cashier (PIC) (only if Operator is
---------         party to Contract Dealer Gasoline Agreement)                        X
                                                                                    -----
    X      Retail Excellence (RE) POS System (RS 2000) with PayPoint                  X
---------                                                                           -----
    X      Shelving (Storage Room)          Size______ Number______                   X
---------                                                                           -----
    X      Shelving (Modular; Walk-In Cooler behind Display Area)                     X
---------                                                                           -----
    X      Shelving (Wall)                  Size______ Number______                   X
---------                                                                           -----
    X      Sink (3-compartment-food preparation)                                      X
---------                                                                           -----
    X      Sink (Hand sink in hot food area)                                          X
---------                                                                           -----
    X      Sink (Service/Mop)                                                         X
---------                                                                           -----
    X      Small Wares (Food Service)                                                 X
---------                                                                           -----
    X      Soft Serve Dispenser                                                       X
---------                                                                           -----
    X      Sports Bottle Rack                                                         X
---------                                                                           -----
    X      Lid/Straw Spinner Rack                                                     X
---------                                                                           -----
    X      (Combination VHS Player/Monitor
---------         to utilize ETS/VHS tapes)                                           X
                                                                                    -----
    X      Water Heater                                                               X
---------                                                                           -----
    X      Video Surveillance Equipment (including six Color
---------         Cameras.two 20" color Monitors, Flashing Red Lights for
                  Monitors, Multiplexor Unit to support up to 9 Cameras,
                  Time-lapse Video Recorder, Video Tape Library with 31 tapes
                  (replaced annually with 31 new long playing Video T-160 tapes)
                  and 24 Hour Surveillance Decal)                                     X
                                                                                    -----
    X      VSAT Equipment: (1) Hughes Satellite Dish                                  X
---------                                                                           -----
    X             (2) Hughes Indoor Unit - Satellite Receiver                         X
---------                                                                           -----
                  (3) Deicer (if required for colder climate)                         X
                                                                                    -----
           Other:          1.
----------                     ------------------------                             -----
                           2.
                               ------------------------                             -----
                           3.
                               ------------------------                             -----

** When available, franchisee will be given 30 days advance notice of installation.

Operator shall be furnished with a copy of ARCO's specifications for all required equipment upon execution by Operator of this Agreement.


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

OPERATOR ACKNOWLEDGES HAVING READ THIS AGREEMENT, INCLUDING PART II, GENERAL TERMS AND CONDITIONS, FORM No. A.P.C. 239-T-10 (4/99), AND UNDERSTANDS FULLY ALL THE TERMS, PROVISIONS AND CONDITIONS HEREOF.

ARCO MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO OPERATOR'S PROFIT OR INCOME TO BE DERIVED FROM THE OPERATION OF THE am/pm STORE CONTEMPLATED HEREUNDER.

IN WITNESS WHEREOF, ARCO and Operator have executed this Agreement as of the date first above written.

ARCO Products Company                       Operator
Division of Atlantic Richfield Company      LLO-Gas, Inc.

By  /s/ Connie Carroll       9/2/99         By /s/ John Castellucci       9-2-99
  ---------------------------------            ---------------------------------
    Manager                    Date            John Castellucci             Date

   /s/ Denise Newton         9/2/99            /s/ Denise Newton          9/2/99
-----------------------------------            ---------------------------------
    Witness                    Date            Witness                      Date

ATTACHMENT: PART II, General Terms and Conditions


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                           am/pm MINI MARKET AGREEMENT

                                     PART II

                          General Terms and Conditions

                                    ARTICLE 1

       Service Mark and Service Name Conditions, Copyrights, Trade Secrets
                               and Confidentiality

                       A. Service Marks and Service Names

      1.01 Subject to the terms and conditions specified herein, and to the extent of ARCO's rights therein, ARCO hereby grants to Operator, beginning on the Commencement Date as defined in Section 5.01 and continuing during the term of this Agreement, the non-exclusive right and license to use the trade secrets and know-how regarding operation of am/pm mini markets, the service mark and service name "am/pm", or any variation thereof as may be approved in writing by ARCO, and any other service marks and service names used in connection with am/pm mini markets, solely in conjunction with Operator's operation of the Store provided for herein. Operator has no exclusive territory. ARCO reserves the right, in its sole discretion, to establish additional am/pm mini market stores and other ARCO franchises and franchises operated by ARCO's wholly owned subsidiary, in any location and proximity to Operator's business.

      1.02 ARCO represents that it has applied for federal registration for various service marks for "am/pm" for retail grocery store and convenience store services. ARCO has been granted federal registration for certain "am/pm" service marks for retail grocery store and convenience store services. ARCO expressly reserves the right to change, alter or modify the am/pm service mark or service name or substitute any other service mark or service name at any time by giving Operator not less than thirty (30) days' prior notice thereof. In the event of any change, alteration or modification of the service mark or service name, Operator agrees that only the service mark or service name, as changed, altered or modified, shall be used by Operator to identify the Store. If the service mark and service name "am/pm" is changed by ARCO, it is agreed that the new service mark and service name adopted by ARCO shall be substituted for "am/pm" wherever "am/pm" appears in this Agreement. ARCO also expressly reserves the right to change, alter or modify colors and designs and other service marks and service names used in connection with am/pm mini markets from time to time and place to place as ARCO deems appropriate or as required by law.

      1.03 Operator agrees that it shall notify ARCO promptly of any unauthorized use of the am/pm service mark and service name by any person, firm, corporation or other entity (collectively referred to as "person"). At its expense, ARCO shall challenge all unauthorized uses or infringements of the am/pm service mark and service name, and ARCO shall have the sole right to decide whether to prosecute any person who unlawfully uses or attempts to use ARCO's am/pm service mark or service name for retail grocery store, convenience store, or fast food services. Operator agrees to provide such evidence and expert assistance as Operator may have within its control in connection with any such challenge or prosecution.

      1.04 Operator recognizes and acknowledges that, as between ARCO and Operator, ARCO is the sole and exclusive owner of the am/pm service mark, trademark and service name and other service marks, trademarks and service names used in connection with am/pm mini markets and appearing on am/pm stores. Operator hereby agrees: not to claim any right, title or interest in or to said service marks, trademarks or service names; not to directly or indirectly deny, assail, or assist in denying or assailing the sole and exclusive ownership of ARCO in said service marks, trademarks and service names; not to adopt or use as Operator's own property any service marks, trademarks or service names of ARCO nor employ any service marks, trademarks or service names confusingly similar to those of ARCO; not to register or attempt to register


                                    1 of 33

ARCO's service names or service marks, trademarks in Operator's name or that of any other person and not to use such service marks, trademarks or service names, or any parts thereat as am part of any corporate or partnership name or any other business name. It is understood that this covenant shall survive the termination of this Agreement and shall be binding upon the heirs; successors and assigns of Operator.

      1.05 Operator agrees, upon termination or nonrenewal of this Agreement or upon termination or nonrenewal of any subsequent Store Agreement, to assign ARCO, without additional consideration; any service name or service mark, trademark rights that may have vested in Operator notwithstanding the provisions of Section 1.04 as a result of any activities of Operator pursuant to this Agreement. Operator agrees to use said service marks, trademarks and service names in connection with, and exclusively for, the promotion and operation of an am/pm store as provided hereunder, and in accordance with the standards, terms and conditions set forth in the Agreement and in accordance with instructions, rules and procedures prescribed in writing by ARCO. Operator shall not use the am/pm service mark or service name, or other service marks, trademarks or service names of ARCO, except as authorized by ARCO and in no event in any manner which may or could adversely impact or jeopardize the am/pm image.

      1.06 Operator agrees to display the am/pm service mark, trademark and service names as prescribed by ARCO and to conduct the business of the Store in such a manner as to not reflect unfavorably on ARCO's good will, service marks and service names.

      1.07 Operator agrees, immediately upon the termination of this Agreement or termination of any subsequent Store Agreement to cease and forever abstain from using the am/pm service mark and service name and other service marks and service names used in connection with am/pm mini markets.

                                  B. Copyrights

      1.08 ARCO grants to Operator a nonexclusive right and license during the term of this agreement to use ARCO's franchise accounting system software at the am/pm mini market and display at Operator's am/pm Store copyrighted am/pm signage, posters, and other advertising and point of purchase materials. No rights of reproduction or distribution are included in the grant, and upon termination for any reason Operator shall immediately cease and desist from using or displaying any such copyrighted materials.

                      C. Trade Secrets and Confidentiality

      1.09 ARCO shall furnish or make available to Operator for use solely in connection with Operator's conduct of Operator's am/pm Store, ARCO's franchise accounting system software, an am/pm Store System Manual, guides, and other forms and materials. Operator agrees during the term of this Agreement and after termination to keep confidential and not to furnish information as to the methods of operation, advertising programs or ideas, business information, or any other confidential information of ARCO relating to the operation of any am/pm Store, to any person, except ARCO, Operator's employees, or Operator's attorneys or accountants engaged by Operator in connection with Operator's operation of Operator's am/pm Store who have undertaken the same obligation of confidentiality as set forth herein for Operator.

                                    ARTICLE 2

                             Relationship of Parties

      2.01 Neither Operator nor any of its employees shall hold itself or himself out at any time as an agent, representative, partner, joint venture or employee of ARCO. Operator shall have no authority, right or power to, and shall not bind nor obligate ARCO in any way, manner or thing whatsoever, nor shall Operator


                                    2 of 33
represent that it has any right or power to do so. Operator shall undertake all obligations herein described as an independent contractor and shall exercise and be responsible for the exclusive control of the Store and Premises and all activities conducted therein and therefrom.

      2.02 Operator shall be solely responsible for hiring, supervising and directing all employees, the payment and withholding of all payroll and other taxes imposed upon or determined by wages and salaries of such employees, and for complying with all applicable workers and unemployment compensation, occupational disease, disability and similar laws. ARCO shall have no control over employees of Operator, including, without limitation, the terms and conditions of their employment.

                                    ARTICLE 3

    am/pm Store Systems Manual and Ancillary Equipment Specifications Manual

      3.01 Operator agrees that it shall operate the Store and maintain the Premises in accordance with the standards, methods, procedures, requirements, instructions, food specifications and equipment specifications set forth in the am/pm Store Systems Manual and the Ancillary Equipment Specifications Manual ("Manuals" or "Systems Manuals"), and any and all subsequent amendments and supplements thereto. ARCO shall loan to Operator a copy of the Manuals which shall be furnished to Operator upon execution by Operator of this Agreement; subsequent amendments and supplements shall also be loaned and furnished to Operator and Operator shall be required to acknowledge receipt of any of the foregoing loaned materials. Operator further agrees to instruct and keep its employees fully informed of all such methods and procedures as shall be promulgated by ARCO from time to time. The Manuals, as presently constituted and as at may hereafter be amended or supplemented by ARCO from time to time, is incorporated in and made a part of this Agreement. Operator acknowledges and agrees that compliance with the standards, methods, procedures, requirements, instructions and food specifications contained in the Manuals (as from time to time amended or supplemented) is important to Operator and to ARCO. Failure to adhere to the provisions of the Manuals shall constitute a breach of this Agreement.

                                    ARTICLE 4

                  Hours of Operation and Personal Participation

      4.01 Operator shall promote the business of the Store and shall cause the Store to be operated continuously throughout the term of this Agreement. Operator shall cause the Store to be open for business not less than sixteen
(16) hours every day of the year, excluding Christmas, or the maximum hours permitted by applicable law if less than sixteen (16) hours; provided, however that if Operator operates a Store that is accessible only to pedestrian traffic, Operator shall cause the Store to be open for business for the hours and days set forth in PART I.

      4.02 FAILURE OF OPERATOR TO CAUSE THE STORE TO BE OPEN FOR BUSINESS IN THE MANNER AND DURING THE HOURS AND DAYS PRESCRIBED HEREIN SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT. In addition to any other remedy available to ARCO, in the event Operator fails to operate the Store during the hours and days prescribed in Section 4.01 during any calendar month during the term of this Agreement, Operator shall pay ARCO, as liquidated damages and not as a penalty, in addition to the royalty fee payable for such month, one thirtieth of the minimum monthly royalty fee for each day Operator fails to cause the Store to be open for the prescribed hours.

      4.03. Operator shall participate in the operation of the am/pm business for a period of at least 40 hours per week and if Operator has more than one am/pm mini market. Operator must have one employee for each store, who has attended and successfully completed a four week am/pm Store Manager training


                                    3 of 33
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program offered by ARCO and who is employed on a full time basis at each store
("Store Manager"). If Operator has more than one am/pm mini market, Operator hereby designates the person whose name is set forth in PART I, Section 4.03, hereof as the Store Manager for the Premises which are the subject of this Agreement (within two months of the date such designated person is no longer employed at the store, Operator must replace such Store Manager with another trained Store Manager or the franchise may be terminated). For purposes of personal participation, Operator shall be the sole proprietor if Operator is a sole proprietor, the Operational Designee if Operator is a corporation, partnership or LLC. The Operational Designee must be a an officer or shareholder if Operator is a corporation, a member or manager of the LLC if Operator is an LLC, a general partner if Operator is a limited partnership, a partner if Operator is a partnership other than a limited partnership. In the case of Concurrent Operations at the Premises, as more fully described in Article 4.05 hereof, Operator is obligated to participate in the operation of all franchise businesses for at least 40 hours per week.

      4.04 Failure of Operator to participate in the operation of the am/pm business as described in Section 4.03 and/or, if applicable, to have the Store Manager designated in PART I employed at the store on a full time basis and/or, if applicable, to replace such person with another trained Store Manager within two months from the date the Store Manager designated in PART I or any successor to such person is no longer employed at the store shall constitute a material breach of this Agreement.

      4.05 In the event the am/pm mini market, with ARCO's approval, is operated at the Premises by Operator in conjunction with another or more than one other ARCO franchise, such as e.g. a SMOGPROS Center franchise ("Concurrent Operations"), such Concurrent Operations shall be conducted and governed by the terms and conditions of the franchise agreements of each of the applicable franchises and any additional special terms, conditions and provisions relating to Concurrent Operations as may be included in such franchise agreements or other writing with regard to such operations.

      4.06 Each individual who owns an interest in the franchise entity must sign a personal guarantee agreeing to discharge all obligations of the Operator under the franchise agreement. This will also be required of the individual's spouse where jointly owned assets are used to purchase/operate the franchise and where the individual lives in or the franchise is located in a community property state.

                                    ARTICLE 5

                                      Term

      5.01 This Agreement shall be binding on the parties as of the date first above written. Except as otherwise provided in this Article, the "Commencement Date" shall be on the date set forth in PART I. If no date is set forth in PART 1, the Commencement Date shall be the date established by ARCO by notice to Operator ("Notice of Final Inspection and Readiness") as the date the Premises are available for occupancy and ready for conduct of the business of the am/pm mini market. The term hereof shall end as of 10:00 a.m. on the first day after the last day of the one hundred twentieth (120th) or one hundred eightieth (180th) full calendar month following the Commencement Date as set forth in Part I, unless this Agreement is terminated earlier pursuant to the terms hereof.

      5.02 (a) In the case of ground-up construction of an am/pm mini market, as soon as reasonably practicable after execution of the Agreement, but within six
(6) months of the date of the Agreement, Operator shall supply ARCO with the following items sufficient to enable ARCO to prepare site specification and standard generic architectural and engineering plans, i.e. plans of ARCO's then standard typical am/pm mini market scheme suitable for Operator's property, so as to enable Operator to apply for the applicable permits and then to construct such a standard facility ("Plans"):


                                    4 of 33
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            (1) Photographs of the entire site, including improvements and corner signage, if any, and of adjacent business properties.

            (2) Current topographic survey of the property. (Such survey should show all existing elevations and site features and should also include additional data such as: width of streets; type of curbs and corner radius; existing sidewalks and/or approaches, including material and condition; location of existing power poles, light poles, hydrants, traffic light poles, water, gas and electrical curb boxes, etc.; buildings and islands on the site, if any, by dimension; paving, landscaping, trees, fencing, retaining walls, underground motor fuel storage, if any; property line dimensions, angles and bearings, known setbacks, easements and code restrictions; North arrow and notes on any special building, zoning and/or sign code regulations affecting the property.)

            (3) Copy of the deed, lease or other document(s) evidencing Operator's right to possess and modify the Premises and a copy of all restrictions, if any, affecting the Premises and rights of Operator.

            (4) Such additional information as ARCO may request in order to prepare Plans or that Operator may deem pertinent.

      Upon receipt of the foregoing, as soon as reasonably practicable, ARCO shall prepare standard generic architectural, plumbing and electrical site plans. ARCO shall provide Operator with 3 sets of blueline and 1 set of reproducible prints of preliminary and final construction documents for Operator's use; additional copies of sets or pans of sets must be acquired by Operator at Operator's expense from any vendor of Operator's choosing.

      ARCO shall submit to Operator the aforementioned site plans and standard generic plans for ground-up construction which include: floor plans, elevations and sections, foundations plan, roof framing plant, roof plan, ceiling plan, store fixture plant, interior floor finish and color plan, heating, ventilation and air conditioning plan, sales and wall counter plans, corner identification sign plan, general layout for motor fuel storage and dispensing facilities and applicable notes and details for the foregoing. It shall be necessary for Operator to obtain any additional plans and reports (e.g., grading plan, soil reports) from an architectural or engineering firm prior to applying for applicable permits.

      It may be necessary for Operator to have the plans modified in order to meet local building codes and other requirements; ARCO does not represent that the Plans shall be sufficient to meet such local requirements. All modifications to meet local building codes and other requirements, and other changes not resulting from local requirements, but requested by Operator must be submitted in writing to ARCO with drawings and specifications and approved in advance by ARCO. All changes, if any, not mandated by governmental authority but requested by Operator must be submitted simultaneously as one consolidated request for modification of the preliminary plans. If modifications are mandated by governmental authority, copy of the specific instructions to change the plans must be submitted along with the request for change. ARCO is willing, within the limitations set forth below, to make the approved modifications, or Operator may, at Operator's expense, have an architectural or engineering firm of Operator's choosing make the approved modifications. If Operator elects to have ARCO make the approved modifications, ARCO is willing to do so provided the total cost of all plans incurred by ARCO in rendering this service to Operator, including the cost of the 3 sets of blueline and 1 set of reproducible prints of the preliminary plans and the final plans, does not exceed $20,000, and provided further that any costs in excess of $20,000 be at Operator's expense and be paid in advance before such excess costs are incurred. ARCO will seal final plans developed by ARCO and provide 3 sets of blueline and 1 set of reproducible prints.


                                     5 of 33

      (b) In the case of conversion of an existing building and an existing or proposed commercial building or shopping complex to an am/pm mini market, as soon as reasonably practicable after execution of the Agreement, Operator shall supply ARCO with the following items sufficient to enable ARCO to prepare standard architectural and engineering plans, i.e., plans of ARCO's then current typical am/pm mini market scheme suitable for Operator's property and building so as to enable Operator to apply for the applicable permits and to convert the existing building to such a typical facility ("Plans"):

            (1) General arrangement ("As Built") drawings including informational sketches and data showing: complete set of drawings used for construction of building (if available); exterior dimensions, length, width, and height of every vertical and horizontal surface; interior dimensions, length, width and height of every room, location of all existing electrical outlets, plumbing lines, fixtures, switches, controls, furniture, etc.; obstructions in area to be occupied by walk-in coolers; all other major obstructions such as columns, downspouts, vents, ducts, etc.; existing ceiling layout and placement of all light fixtures, grilles, etc., location of heating, air conditioning and water heating units, type, size, and condition; electrical panel, size of service, number of circuits, condition of panel; if reusable as is, or with supplementary panel and if three-phase service is available; description of existing structural system, age, type, size, location of beams, columns, bearing walls, shear walls, etc.; current condition of building, roof, exterior, interior, restrooms, walkways, existing motor fuel storage and dispensing system, if any, showing age, size and type of underground tanks (steel or fiberglass), make and size of suction pumps, leak detectors, make and model of pumps/dispensers and self-service console/equipment, if any; describe necessary repairs; photographs of all four sides of building, interior of office, storage, bays, electrical panel, heating/air conditioning unit, unusual conditions, existing islands, signs and canopies; local building restrictions affecting plans.

            (2) Copy of deed, lease or other document(s) evidencing Operator's right to possess and modify the Premises and a copy of all restrictions, if any, affecting the Premises and rights of Operator.

            (3) Such additional information as ARCO may request in order to prepare Plans or that Operator may deem pertinent.

      Upon receipt of the foregoing, as soon as reasonably practicable, ARCO shall prepare standard construction Plans which shall include a site plan, elevations and sections, ceiling plan, store fixture plan, interior floor finish and color plan, heating, ventilation and air conditioning plan, sales and wall counter plans, corner identification sign plan and applicable notes and details for the foregoing. It shall be necessary for Operator to obtain an electrical plan, which addresses the specific site requirements, from a local electrical engineer or contractor or architectural firm prior to applying for applicable permits. ARCO shall provide Operator with 3 sets of blueline and 1 set of reproducible prints of preliminary and final construction documents for Operator's use: additional copies of sets or parts of sets must be acquired by Operator at Operator's expense from any vendor of Operator's choosing.

      It may be necessary for Operator to have the Plans modified in order to meet local building codes and other requirements; ARCO does not represent that the Plans shall be sufficient to meet such local requirements. All modifications to meet local building codes and other requirements and other changes not resulting from local requirements but requested by Operator, must be approved in advance by ARCO. All changes, if any, not mandated by governmental authority but requested by Operator must be submitted simultaneously as one consolidated guest for modification of the preliminary plans. If modifications are mandated by governmental authority, copy of the specific instructions to change the plans must be submitted along with the request for change. ARCO is willing, within the limitations set forth below, to make the approved modifications, or Operator may, at Operator's expense have an architectural or engineering firm


                                     6 of 33
of Operator's chasing make the approved modifications. If Operator elects to have ARCO make the approved modifications, ARCO is willing to do so provided the total cost of all plans incurred by ARCO in rendering this service to Operator, including the cost of the 3 sets of blueline and 1 set of reproducible prints of the preliminary plans and the final plans, does not exceed 520,000, and provided further that any costs in excess of $20,000 be at Operator's expense and be paid in advance before such excess costs are incurred. ARCO will seal final plans developed by ARCO and provide 3 sets of blueline and 1 set of reproducible prints.

            (c) Within 60 days after receipt of the standard Plans, Operator shall apply for all licenses, permits, variances and other required governmental approvals (collectively "permits") necessary for such construction or conversion and Operator shall undertake construction or conversion at the earliest possible date. Operator shall construct or convert the Store, as the case may be, in accordance with the Plans and shall not make alterations or changes to the Store, except with the prior written consent of ARCO, during the term hereof.

            (d) Operator shall obtain a license to sell beer and wine if available in the jurisdiction in which the Store is located. The beer and wine license must be obtained before ARCO installs or arranges to have installed illuminated fascia up to ARCO's specifications shown on the Plans, the exterior am/pm sign, sign pole and interior signage which consists of photo panels, product area identifiers, striping, fast food menu board and other miscellaneous decals, and a cigarette overhead merchandiser, if such licenses are available at the time in the jurisdiction in which Operator's store is located. If a beer and wine license is not available until construction is completed or the Store is opened for business, ARCO shall proceed with the necessary work but Operator shall nevertheless be required to pursue diligently efforts to obtain a beer and wine license at the earliest possible date in which case the obtaining of a beer and wine license as a condition to events contemplated in this Article 5, however, shall be waived and not obtaining a license shall not serve as a ground for termination by ARCO prior to the opening of the Store as provided in subparagraph (f) below.

            (e) In the event Operator is not able to obtain permits required for construction or conversion or a beer and wine license (if available), Operator may terminate this Agreement before the commencement date only.

            (f) In the event Operator does not obtain the necessary permits for construction or conversion within 12 months from receipt of the plans or does not complete such construction or conversion, obtain a license to sell beer and wine (if available prior to the Commencement Date) and satisfactorily complete the initial training described in Article 16 within 24 months after receipt of the Plans from ARCO including the installation of all equipment indicated in the listing entitled "Store Equipment" in PART I, ARCO may terminate this Agreement.

            (g) In the event of such termination by Operator or in the event the failure of Operator to obtain permits for and complete construction or conversion within the prescribed time or to obtain a license to sell beer and wine was for reasons not within Operator's control. ARCO shall return the initial fee and any other funds paid to ARCO by Operator pursuant to or in contemplation of entering into this Agreement, less ARCO's expenses incurred in preparing the Plans, site evaluation and training. In the event Operator fails to obtain permits for and complete construction or conversion or fails to obtain a license to sell beer and wise within the time period specified under "(f)" above for any other reason, ARCO shall return, unless ARCO's expenses exceed one-half of the initial fee, one-half of the initial fee. If ARCO's expenses exceed one-half of the initial foe, the initial fee shall not be refunded in whole or in part upon termination, Operator shall return Plans to ARCO.

      5.03 As soon as reasonably practicable after Operator has completed construction or conversion, obtained a beer and wine license (if available) and satisfactorily completed the initial training, ARCO shall install or arrange to have installed exterior illuminated building fascia up to ARCO's specifications shown on


                                     7 of 33
the Plans, and the exterior am/pm sign, sign pole and interior signage which consists of photo panels, product area identifiers, striping, fast food menu board and other miscellaneous decals, and a cigarette overhead merchandiser. If Operator is not the sole and exclusive owner of the Premises, as a condition to ARCO performing its obligations set forth in the preceding sentence, Operator shall submit, in form satisfactory to ARCO, a consent of all owners of the Premises to the modification of the Premises, and a waiver in recordable form, of all claims of the owner, and any party claiming through or under the owner, including any mortgagees, to any improvements installed by ARCO on the Premises and consent to removal by ARCO of such improvements upon termination of the am/pm franchise. After ARCO installs or arranges to have installed exterior illuminated building fascia, the exterior am/pm sign, sign pole and interior signage which consists of photo panels, product area identifiers, striping, fast food menu board and other miscellaneous decals, and a cigarette overhead merchandiser, and provides the additional items referred to in the second sentence of this Section 5.03, ARCO shall issue the Notice of Final Inspection and Readiness. If Operator fails to open the Store for business on the Commencement Date as established by the aforementioned Notice of Final Inspection and Readiness, in addition to any other remedies herein provided, at its option, ARCO shall have the right to collect, as liquidated damages and not as penalty, in addition to the minimum royalty fee, one thirtieth of the minimum royalty fee per day for each calendar day Operator fails to open the Store for business in accordance with the terms and provisions of this Agreement. In addition, if Operator fails to open the Store for business within thirty (30) days after the Commencement Date, ARCO may terminate this Agreement.

      5.04 Upon expiration of the term of this Agreement if this Agreement is the initial Store Agreement for the Premises, Operator shall have the right to be offered a subsequent franchise Agreement for the Premises which right can be exercised by payment of the then-current initial fee or other fees which may then be payable and by execution of a new franchise agreement and collateral agreements on the terms and conditions then existing, which may differ materially from those presently existing, provided that:

      (a) Operator gives ARCO written notice of its election to be offered a subsequent franchise agreement not less than six months prior to the expiration of the term of the initial Store Agreement ("notice of election"); and

      (b) Operator, at the time of the notice of election and at the end of the term of the initial Store Agreement is not in default of any of the terms or conditions of such Store Agreement or any other agreement between Operator and ARCO and has substantially complied with the terms and conditions of all such agreements during the term of such Store Agreement [including, but not limited to, attendance at and successful completion of ARCO's am/pm Refresher Training program within the 3-month period preceding the last month of Operator's current term]; and

      (c) All of the Operator's accrued monetary obligations to ARCO have been satisfied and timely met throughout the term of the initial Store Agreement; and

      (d) Operator is in compliance with the standards set forth in the Systems Manual and has made or has provided for, to ARCO's reasonable satisfaction, such renovation and modernization of Operator's Premises as ARCO may reasonably require, including, without limitation, signs, equipment, furnishings, and decor so as to reflect the then-current image required for new am/pm mini markets; and

      (e) ARCO has not exercised its right to withdraw from marketing and to no longer maintain the am/pm mini market franchise in the relevant geographic area in which the Premises are located.


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

                                    ARTICLE 6

                          Premises and Store Equipment

      6.01 The am/pm mini market franchise granted hereunder is for the operation of an am/pm mini market on the Premises set forth in PART I hereof which must have prior approval from ARCO ("Premises") during the term hereof and may not be relocated to another site.

      6.02 Operator is required to have installed on the Premises the equipment shown on the list entitled "Store Equipment" attached to PART I ("Store Equipment"). ARCO hereby agrees to loan and install or arrange to have installed exterior illuminated fascia up to ARCO's specifications shown on the Plans, the exterior am/pm sign, sign pole and interior signage which consists of photo panels, product area identifiers, striping, fast food menu board and other miscellaneous decals ("Loaned Store Equipment"), and a cigarette overhead merchandiser. Operator agrees to install the Store Equipment on or before the Commencement Date. All Store Equipment must meet ARCO's specifications, including but not limited to specifications with respect to size, color and quality. Operator may not install additional equipment, fixtures or machines without the prior written consent of ARCO. Operator shall maintain all equipment, including required and optional equipment, ready for use and in operable condition and shall use or permit the equipment to be used only for its intended use and only in a manner consistent with the manufacturer's instructions, and Operator shall utilize the equipment and exert Operator's best efforts to promote the retail sale of items or services for which the equipment is designed. In the event that ARCO agrees to lease to Operator and Operator agrees to lease from ARCO additional equipment during the term of this Agreement, the list entitled "Store Equipment" attached to PART I shall be revised accordingly by means of an amendment to this Agreement executed by both parties hereto. Operator agrees not to remove any of the Store Equipment from Store without the prior written consent of ARCO except in the event replacement of the equipment is necessitated by malfunction, in which case Operator may replace the equipment with equipment meeting the same specifications with respect to size, color and quality as the equipment replaced. Operator shall notify ARCO of any such replacement. Title to the Loaned Store Equipment shall remain in ARCO at all times during the term hereof and Operator shall not suffer or permit any levy, attachment or execution by Operator's creditors, including taxing authorities, or by any person or entity having any interest in the Premises to remain on such Loaned Store Equipment. ARCO reserves the right to add or delete Equipment during the term of the Agreement and Operator will install or remove such Equipment within 90 days after written notice from ARCO.

      6.03 Operator shall not operate other business within the am/pm mini market or the building housing the am/pm mini market without the prior consent of ARCO.

                                    ARTICLE 7

                                      Fees

      7.01  (a)   Operator shall pay ARCO an initial franchise fee in the amount set forth in PART I upon the signing of this Agreement by Operator.

            (b) The initial fee is not refundable in whole or in part except in the following circumstances:

                  (1) If this Agreement is for Premises at which construction of or conversion to an am/pm mini market is contemplated, after Operator executes the Agreement, ARCO shall have up to 90 days to execute the Agreement ARCO shall not be obligated under the Agreement until it is executed by ARCO. If ARCO has made changes to the am/pm franchise between the time the offering circular was given to


                                     9 of 33

                  Operator and the time before the offering circular expires by its own term and Operator has not yet executed the Agreement, ARCO shall give Operator a new offering circular and a new Agreement and related agreements reflecting any such changes and Operator may elect to execute either the agreements originally given to Operator or those reflecting the changes. Operator may notify ARCO that Operator does not want an am/pm franchise and wishes to revoke the Agreement at any time before Operator is notified that ARCO has executed it. If Operator does revoke before Operator is notified that ARCO has executed the Agreement, ARCO shall return any initial fee paid by Operator, less ARCO's costs incurred for site selection and study and preparation of engineering and other plans for the Premises and any other costs incurred by ARCO in contemplation of Operator operating an am/pm mini market. If ARCO elects not to execute the Agreement, ARCO shall return, in full, any initial fee paid by Operator.

                  (2) In the event ARCO determines, in its sole opinion, that Operator did not satisfactorily participate in or complete ARCO's initial training program, ARCO may terminate the Agreement and return the initial fee paid by Operator, less ARCO's costs incurred for site selection and study and preparation of engineering and other plans for the Premises, if any, training and any other costs incurred by ARCO in contemplation of Operator operating an am/pm mini market.

                  (3) In the event the Premises require construction or modification to make them suitable for an am/pm mini market, any initial fee paid by Operator less ARCO's costs incurred for site selection and study and preparation of standard engineering and other plans and training Operator shall be returned to Operator if: (i) Operator terminates the Agreement because Operator is unable to obtain all necessary construction permits and, under certain conditions, a beer and wine license; or (ii) ARCO terminates the Agreement because of Operator's failure to obtain permits within 12 months from the receipt of final plans and/or complete construction or conversion of the Premises to suitable am/pm mini market facilities within 24 months from the receipt of final plans, for reasons not within Operator's control or Operator's failure to obtain a beer and wine license, if available in the jurisdiction in which Operator's am/pm mini market is located. Except if ARCO's expenses exceed one-half of the initial fee, in which case ARCO shall deduct its expenses as set forth in the first sentence of this subsection (3), one-half of the initial fee shall be returned to Operator if ARCO terminates the Agreement because of Operator's failure to obtain permits for and/or complete construction or conversion within the prescribed time for any other reason.

                  (4) The initial fee shall be prorated on a monthly basis over the term of the Agreement and shall be refundable or payable on such prorated basis if ARCO terminates the Agreement for the following reasons:

                        (i)   Operator's death;

                        (ii) Operator's physical or mental incapacitation, for more than 90 consecutive days, which renders Operator unable to provide for the continued proper operation of the am/pm mini market;

                        (iii) Condemnation or the taking, in whole or in part;
                              of the Premises pursuant to the power of eminent domain;


                                    10 of 33

                        (iv) Destruction of all or a substantial part of the Premises through no fault of the Operator, or,

                        (v) A determination made by ARCO in good faith and in the normal course of business to withdraw from and to no longer maintain the marketing of Motor Fuels through retail outlets or the am/pm mini market franchise in the relevant geographic market area in which Operator's am/pm mini market is located.

                        In the event Operator's initial fee is returned in whole
                  or in part for any of the foregoing reasons, no interest shall be paid on the amount returned.

                  ARCO's policy with respect to the payment of the initial
            franchise fee for any term of the franchise offered in the future may differ from that set forth above and, accordingly, schedules of payments and due dates of payments shall be in accordance with ARCO's then current policy.

            (c) If this Agreement is for Operator's subsequent term of the Franchise at the Premises, one-half of the renewal fee is payable at the time Operator executes this Agreement and the other half is payable on the commencement date.

            ARCO's policy with respect to schedules of payments and due dates of payments on account of the renewal fee for any term of the franchise offered in the future may differ from those set forth above and, accordingly, schedules of payments and due dates of payments shall be in accordance with ARCO's then current policy.

      7.02 (a) Unless otherwise agreed to in writing by the parties, Operator shall pay ARCO, as a monthly royalty fee, six percent (6%) of the monthly gross sales, as that term is hereinafter defined, but not less than the minimum royalty fee set forth in PART I; provided, however, that if Operator operates a Store that is accessible to pedestrian traffic only, unless otherwise agreed to in writing by the parties, commencing on the Commencement Date, Operator shall pay ARCO, as a monthly royalty fee, five percent (5%) of the monthly gross sales, but not less than the minimum royalty fee set forth in PART I. Notwithstanding the foregoing, unless otherwise agreed to in writing by the parties, in the event Operator operates the Store twenty-four (24) hours of every day in any given calendar month, the monthly royalty fee for such a month shall be five percent (5%) of the monthly gross sales, but not less than the minimum monthly royalty fee set forth in PART I.

            The minimum monthly royalty fee is payable on the Commencement Date and thereafter in advance on or before the first day of each calendar month during the term of this Agreement. For any month this Agreement is in effect which is less than a full calendar month, the minimum monthly royalty fee shall be prorated on a daily basis.

            ARCO shall have the right to increase the amount of the royalty fee at any time by up to one percent (1%) in any one calendar year in accordance with ARCO's then prevailing royalty fee policy; provided, however, the total increase during the term of this Agreement shall not be more than two percent (2%). ARCO shall notify Operator not less than 90 days in advance of any such change in royalty fee.

            (b) As used herein the term "gross sales" shall mean the total amount of the sales of Operator and any inventory variation calculated as described below.


                                    11 of 33

            (1) Gross sales shall be valued in United States currency, whether received in that form or otherwise, without deduction on account of any of the following:

                  (i) the cost of the goods sold, including taxes paid by
            Operator in procuring goods for resale;

                  (ii) the cost of material used, labor or service cost,
            interest paid, or any other expense; or

                  (iii) cost of transportation of the goods.

            (2) Gross sales includes all cash, credits, property or other consideration received for:

                  (i) all sales of merchandise made from or in the Store or in the immediate vicinity of the store, such as a cart or sidewalk sale;

                  (ii) all compensation received for services performed from or in the Store including but not limited to, commissions and referral, commissions on lottery and lotto tickets (including all payments by state agencies for the sale of tickets and for the redeeming of winning tickets), handling and placement fees and fees for placement of coin operated and other machines; and

                  (iii) all rentals of equipment or merchandise.

            (3) The inventory variation shall be determined each time a physical inventory is taken of merchandise currently held for sale in the Store: as required in Section 15.03 (b). The inventory variation is defined as either the inventory gain (physical inventory value is greater than book inventory) or the inventory loss (book inventory value is greater than physical inventory). The inventory variation subject to gross sales calculation for royalty reporting is the inventory variation in excess of the allowable variation. Detailed calculations for variations and allowable variations are further described in the Store Systems Manual.

            (4) The following are not included in gross sales:

                  (i) gasoline and other motor fuel sales, if any, including all applicable motor fuel and sales taxes;

                  (ii) any deposits refunded to customers;

                  (iii) sale price of property returned by customer when the full sale price is refunded either in cash or credit. Where the customer is required to exchange returned merchandise for other new merchandise, the cashier is required to ring the sale of the new merchandise on the register and the sale of the new merchandise is included in gross sales subject to royalty. For the purpose of this paragraph, refund or credit of the entire amount shall be deemed to be given when the purchase price less rehandling and restocking costs, is refunded or credited to the customer;

                  (iv) the amount of any tax imposed by the United States or any city, county, state, or other governmental entity or agency or instrumentality thereof upon or with respect to retail sales of tangible personal property measured by a stated


                                    12 of 33
            percentage of sales price or gross receipts, whether imposed upon the Operator, as a seller, or upon the customer, as a purchaser.

                  (v) for newly constructed or converted am/pm mini markets
            only, store sales made during the first 7 days of the term of the franchise, i.e., during the period comprised of the Commencement Date as established by the "Notice of Final Inspection and Readiness" and the next succeeding 6 days of initial operation.

                  (vi) store sales made during an eligible Grand Opening Event for a new store, or for an existing store, following completion of ARCO-approved remodeling or rebuilding. An eligible Grand Opening Event, which event is not to exceed seven consecutive days, is more fully described in Article 14.02 hereof.

      Any monthly royalty fee due in excess of the minimum monthly royalty fee shall be payable on or before the tenth (10th) day of the calendar month succeeding the month in which the sales were made for which said fee is due. Payment of the royalty fee shall be made in accordance herewith and with forms and procedures set forth in the Systems Manual.

      7.03 Operator shall pay to ARCO a security deposit in the amount set forth in PART I on or before the Commencement Date of this Agreement. If Operator shall be in default at any time in the performance of any of the terms and conditions of this Agreement, ARCO, at its option, shall have the right, in addition to any other remedy, it may possess either at law or at equity or under the terms of this Agreement, to correct said default and deduct any cost or expense in connection therewith from said security deposit. Immediately upon application of all or part of said security deposit toward any such cost or expense, Operator shall pay to ARCO an amount equal to that portion of the security deposit so applied so as to restore the security deposit to the amount stated above. Except as provided herein, the security deposit, less any depletion because of default by Operator or deduction for accidental or malicious physical damage to the Loaned Store Equipment repaired by ARCO, shall be refunded to Operator without interest upon termination of this Agreement.

      7.04 Unless otherwise agreed to in writing by the parties, commencing on the Commencement Date, Operator shall pay an advertising and promotion fee for each month equal to 4.5% of Operator's gross sales. ("Gross Sales" is defined in Section 7.02 above.) At any time during the term hereof, on thirty (30) days' prior written notice to Operator, ARCO may increase or decrease the advertising and promotion fee, but the total advertising and promotion fee may not be increased to more than five and one-half percent (5.5%) at any time during the term of this Agreement and ARCO may not increase the fee by more than one percent (1%) in any calendar year. The advertising and promotion fee is payable on or before the tenth (10th) day of the calendar month succeeding the month in which sales were made upon which the fee is calculated. In addition, Operator may be required to pay shipping costs, plus the cost of replacement signs, if Operator requests duplicate signage.

      7.05 Any fees and other amounts due and owing ARCO pursuant to this Article and any other provisions of this Agreement shall be paid when due by Operator to ARCO, at ARCO's option to ARCO's address set forth in the Systems Manual or ARCO's representative, by U.S. Postal money order, other money order approved by ARCO, business check, cashier's check, wire transfer or electronic funds transfer initiated by ARCO, whichever ARCO directs and which may change from time to time at ARCO's sole discretion. Operator's financial institution through which payment by electronic funds transfer initiated by ARCO is made must be a member of NACHA (The National Automated Clearing House Association). If any Agreement between Operator and ARCO requires or permits payment by check, all checks shall be made payable to "ARCO" or "Atlantic Richfield Company," and to no other person, film, or entity. If such Agreement requires or permits payment by wire transfer, all such payments shall be made to "ARCO Products Company, c/o


                                    13 of 33

Citibank NA. For Credit to APC National Credit #4051-4874, New York, New York 10043," and to no other bank or account number unless so advised in writing by the Credit Manager, ARCO Products Company. If such Agreement requires or permits payment by automated clearing house ("ACH"), all such payments shall be made to "ARCO Products Company, c/o Citibank Delaware, For Credit to APC National Credit
- ACH #3815-2114, New Castle, Delaware 19720," and to no other bank or account number unless so advised in writing by the Credit Manager, ARCO Products Company. If such Agreement requires or permits payment by electronic funds transfer ("EFT"), all such payments shall be made in strict accord with procedures established and promulgated by the ARCO Products Company credit department. Operator agrees to indemnify ARCO for any loss or expense caused by Operator's failure to comply with this Paragraph. Payment shall be deemed made when, and only when, its receipt has been verified by ARCO. Receipt by ARCO of any monies due ARCO after notice of termination or nonrenewal does not constitute a waiver by ARCO of such notice of termination or nonrenewal.

                                    ARTICLE 8

                Licenses, Permits, Taxes and Compliance with Laws

      8.01 Operator agrees to obtain, post as required, and maintain, at its expense, all permits and licenses necessary for the operation of the Store and Store Equipment including, without limiting the foregoing, all permits and licenses required for selling beer and wine, if available pursuant to applicable laws and regulations, and for signs used or installed by Operator; Operator agrees to pay promptly when due and to hold ARCO harmless from all ad valorem taxes assessed upon the Premises and all fees, and sales, use, rental, gross receipts, inventory, excise, income, business and occupation and any other taxes (including interest, penalties and additions to tax) imposed by any federal, state or local governmental authority upon Operator or ARCO (except those taxes based upon or measured by the net income of ARCO) in connection with the operation of the Store or in connection with any payments made pursuant to this Agreement. Operator agrees to pay promptly when due and to hold ARCO harmless from any taxes (including interest, penalties and additions to tax) imposed upon any property of Operator located at or used in connection with the operation of the Store. Operator agrees to pay promptly when due and to hold ARCO harmless from all sales or use taxes and other similar taxes (including interest, penalties and additions to tax) imposed upon or with respect to charges for the use of any loaned property. Operator further agrees not to do any act which may result in the suspension or revocation of any permit or license required for the operation of the Store. Operator shall furnish to ARCO, promptly upon request, any documentation, which in ARCO's sole discretion is required to evidence the payment of any tax, including but not limited to, official receipts of the appropriate taxing authorities, copies of tax returns and cancelled checks.

      8.02 Operator shall at all times operate the Store and Premises in strict accordance with all applicable federal, state and local laws, ordinances, rules, regulations and lawful directives or orders of public officials administering such laws. Operator agrees to immediately notify ARCO, in writing, of any citations, notices of violation or other communications alleging violations of federal, state or local laws, ordinances, rules, regulations, directives or orders, affecting the operation of the Store and Premises.

      8.03 Operator represents and warrants that as of the date hereof Operator is in compliance with all leases, contracts and agreements affecting the Premises and Operator's use and possession of the Premises.

                                    ARTICLE 9

                                    Utilities


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

      9.01 Operator shall be solely responsible for all costs of and taxes and assessments on utilities used at or provided to the Store.

                                   ARTICLE 10

            Appearance, Housekeeping, Maintenance and Right of Entry

      10.01 Operator shall comply with the housekeeping and maintenance provisions set forth in the Systems Manual and shall maintain the Premises, Store and Store Equipment in a clean, orderly, safe, sanitary and operable condition.

      10.02 In addition to the requirements of Section 10.01, Operator shall perform all maintenance, repairs, and replacement, as necessary, of the Premises, Store and Store Equipment, including but not limited to Loaned Store Equipment. Replacement equipment must meet ARCO's then-current specifications. Operator shall immediately report to ARCO each incidence of accidental or malicious physical damage to Loaned Store Equipment and shall provide ARCO with the names, addresses, driver's license and insurance policy information of the person(s) causing such damage. As used herein, accidental and malicious physical damage shall exclude damages by the elements and acts of God. ARCO shall make all necessary repairs and replacements to the Loaned Store Equipment resulting from each such incidence of accidental or malicious physical damage and deduct all costs so incurred from Operator's security deposit and shall pursue collection from the person(s) reported by Operator to ARCO as having caused such damages. Immediately upon such deduction of costs so incurred, Operator shall pay to ARCO an amount equal to that portion of the security deposit so deducted so as to restore said security deposit to the amount set forth in PART I. Operator agrees to execute and deliver any instruments and papers and do whatever else is necessary or required in order for ARCO to pursue such collection efforts on behalf of Operator for the amount deducted from Operator's security deposit. If ARCO's collection efforts result in repayment for all costs incurred by ARCO in making all necessary repairs and replacements for such an incidence and in collecting such repayment, ARCO shall reimburse Operator for the amount deducted from Operator's security deposit. If ARCO's collection efforts result in partial repayment for all such costs incurred, ARCO shall reimburse Operator only to the extent that the amount collected and the amount deducted from Operator's security deposit taken together exceed the total amount of cost of collection and of repair and replacement incurred by ARCO. Operator shall return all Loaned Store Equipment to ARCO at the termination or expiration of this Agreement in the same condition which existed at the time the Loaned Store Equipment was delivered to Operator, subject to normal wear and tear.

      Notwithstanding the foregoing, in the event of destruction of the Premises to the extent that the normal authorized uses are no longer practicable, either party may terminate this Agreement within 120 days of such destruction by giving the other party written notice. The effective date of such termination shall relate back to the date of destruction.

      Accidents occurring at the Premises resulting in personal injury are to be reported in writing immediately to ARCO; such reports shall include names and addresses of people involved, names of insurance companies involved, or potentially involved, and details of the accident.

      10.03 Operator shall allow ARCO the right of entry at all reasonable times and the right to remain on the Premises for examination and inspection of the Premises, Store, Store Equipment, Operator's books, records and reports and for any and all other purposes contemplated by any other provisions of this Agreement. ARCO shall have the right upon at least one (1) day's oral notice to enter upon the Premises in order to maintain, repair or replace the Loaned Store Equipment in the event Operator fails to maintain, repair or replace such equipment as required by Section 10.02 above and in order to change, alter or modify its service marks, service names and other similar indicia. ARCO may charge Operator ARCO's reasonable cost


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

incurred in performing such maintenance and repair and the full replacement cost, without discount or adjustment for any difference between the remaining term of the franchise and the useful life of the equipment

      10.04 ARCO shall not be liable to Operator for injury to or sickness or death of Operator or any other person or persons or for the damage to Operator's property or property of others caused by any fire, breakage, failure of or other casualty occurring to refrigeration equipment, or leakage in any portion of the Store, or from water, rain or snow that may leak into, issue or flow from any part of the Store, or from drains, pipes or plumbing work in the Store, whether such injury or damage is caused by the failure of ARCO to make repairs or otherwise.

      10.05 Except for the time routinely necessary for patrons of the authorized businesses, conducted by Operator on the Premises to conclude purchase transactions in a prompt and efficient manner, Operator agrees not to permit any person(s), including children, teenagers and off-duty employees of Operator, to loiter, i.e. spend time idly or otherwise linger in an aimless way, on or about the Premises.

      10.06 Operator shall continuously operate the required Video Surveillance equipment for its intended purpose consistent with the manufacturer's instructions and ARCO's specifications and maintain at all times the equipment, including all of its components, in good working order.

                                   ARTICLE 11

                             Indemnity and Insurance

      11.01 Operator agrees to indemnify, hold harmless and defend ARCO from and against all claims, losses and damages for personal injury or death (whether to third persons, employees of Operator, contractors or agents of Operator), or damage to property, occurring on the Premises, or arising out of Operator's use or occupancy of the Premises, or arising out of Operator's use, custody or operation of the Store, Store Equipment, Loaned Store Equipment, or any other equipment on the Premises excepting any damage or loss caused solely by the negligence of ARCO or solely by ARCO's failure to perform its obligations hereunder.

      11.02 During the period this Agreement is in effect, Operator further covenants and agrees that Operator shall procure and maintain, at its expense, in full force and effect with a financially responsible insurance company, (1) Workers' Compensation Insurance, including Occupational Disease in accordance with the laws of the State in which the franchise is located, and Employers' Liability Insurance with limits of not less than $100,000 per person and $100,000 per accident; and (2) General Liability Insurance with contractual liability, insuring the indemnity provision set forth in this Agreement, with products-completed operations coverage [with liquor law liability if Operator sells or dispenses alcoholic beverages] with limits of not less than $1,000,000 applicable to personal injury, sickness or death in any one occurrence and $200,000 for loss of or damage to property in any one or a combined single limit of not less than $1,000,000 in any one occurrence; Operator shall name ARCO as an additional named insured under Operator's General Liability Insurance Police. The General Liability Policy shall contain a contractual liability endorsement insuring Operator's obligation to indemnify ARCO pursuant to Section 11.01. Operator shall furnish ARCO, at its address shows herein, certificates of insurance evidencing the above-required insurances, and providing that Operator's contractual liability to ARCO as set forth in Section 11.01 above is covered by such policy or policies and that no such policy or policies may be cancelled or changed materially without at least thirty (30) days' prior written notice to ARCO. ARCO reserves the right, from time to time, to revise the above stated amounts of insurance required to be maintained by Operator.

                                   ARTICLE 12


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

                         Promotions, Signs and Uniforms

      12.01 Operator agrees to display signs and other promotional material solely in a manner as prescribed or authorized by ARCO. The color, size, design and location of said signs shall be as specified by ARCO. Operator shall not place additional signs or posters in, on or about the Store and Premises without prior written consent of ARCO.

      12.02 In executing this Agreement, Operator assigns to ARCO Operator's rights to directly receive marketing, advertising, promotional, volume and retail display and placement allowances offered by any manufacturers or suppliers of products to Operator, excluding volume discounts given off invoice by any manufacturer or supplier and payment for magazine rack placement. Using funds collected from Operator pursuant to Section 7.04 and from other am/pm Operators and using funds collected as promotional and other allowances, ARCO shall arrange or provide advertising and promotion which may, in ARCO's sole discretion, include local or regional advertising placed by ARCO, advertising copy and designs for use of Operator, display or other allowances to Operators, handbills, flyers, brochures, signs, point of purchase, billboards, high rise signs, other materials and marketing research. ARCO's obligation to provide the foregoing shall be limited in cost to the amount of the advertising and promotion fee paid by Operator and funds collected as promotional and other allowances. The entire amount of the advertising and promotion fee paid by Operator and of promotional and other allowances shall be used by ARCO for the expense of advertising and promotion at such times and in such manner as ARCO solely determines. All promotion and advertising of the am/pm trademarks and service marks, wherever located and in whatever form, shall be deemed to benefit Operator. ARCO shall make no accounting to Operator of the expenditure of advertising and promotion fees or promotional and other allowances. ARCO may condition Operator's eligibility for and receipt of promotional, display and other allowances on Operator's observance of maximum retail selling prices determined by ARCO or maximum gross profit margins determined by ARCO or a reduction in Franchisee's retail selling price commensurate with the amount of the allowance.

      12.03 Operator and Operator's employees shall be attired in clean, neat uniforms, meeting ARCO's minimum required specifications at all times while working in the Store, as set forth in the Systems Manual and the Ancillary Equipment Specifications Manual. Operator, Operator's transferee and Operator's successor-in-interest must order the initial supply of 20 uniforms while attending ARCO's training program at ARCO's training center. In the case of Concurrent Operations, Operator's employees assigned to perform duties associated with the operation of a particular franchise are required to be attired in the uniform of that franchise.

      12.04 Operator shall acquire items specified by ARCO as part of the Merchandising Accessories Items Required. ARCO shall give to Operator a list of the specified items prior to Operator's execution of this Agreement. Operator may purchase the items from any licensed supplier, so long as they meet ARCO's specifications, which ARCO shall provide to Operator upon request. Operator, shall maintain all merchandising accessories items required in a clean, workable and presentable condition throughout the term of the franchise. Operator shall sell products bearing ARCO's marks, including fountain drinks, frozen desserts, hot chocolate, coffee, hot prepared foods, milkshakes, etc., in standardized containers bearing ARCO's marks and Operator shall use only self serve napkins and carry-out food trays bearing ARCO's marks at the Store. Such containers, napkins and carry-out food trays may be purchased from any responsible vendor licensed by ARCO and shall meet ARCO's specifications as to type, quality, and style and shall bear the am/pm marks. ARCO shall, upon written request by Operator or a vendor, license any responsible vendor upon a showing that the specifications shall be met and that the terms of license are satisfactory.

                                   ARTICLE 13

           Inventory, Working Capital and Required Foods and Beverages


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

      13.01 Operator shall at all times maintain merchandise inventory of a type, quality, quantity and variety as provided in the Systems Manual. ARCO reserves the right to disapprove certain products and/or services in the event that, in ARCO's sole discretion, such products and/or services reflect unfavorably on the am/pm image.

      13.02 Operator shall at all times maintain working capital in an amount sufficient for the payment of current operating expenses as provided for in the Systems Manual.

      13.03 Operator shall be required to continuously offer for sale a reasonable inventory of certain prepared foods, frozen desserts and beverages in quantities sufficient to meet customer demand. The items specified by ARCO are set forth in the Section entitled "Required Foods and Beverages" of the Chapter entitled "Food Specifications" of the am/pm Store Systems Manual.

                                   ARTICLE 14

                             Merchandising Services

      14.01 From time to time, ARCO shall provide Operator with a list of merchandise vendors suggested by ARCO, a list of merchandise items recommended by ARCO for purchase by Operator, and merchandising recommendations. A suggested electronic file or the product file will also be available for the operation of the Point of Sale scannable register(s).

      14.02 ARCO shall reimburse Operator for one-half of Operator's expenditures, if any, but not more than two thousand dollars ($2,000) reimbursement, for eligible grand opening advertising which may include any of the following types of media selected by Operator, handbills and flyers, including the cost of preparation, printing and distribution thereof direct mail advertisements, including mailing lists and postage; local newspaper advertisements; special promotional equipment; give away items; special services such as clowns; and radio advertising. All handbills, flyers, direct mail advertisements, newspaper advertisements and radio advertising must use ARCO's approved formats, which shall be supplied to Operator. To be eligible for reimbursement, such grand opening advertising, which event is not to exceed seven consecutive days, must be conducted following completion of original construction of the Store between the seventh (7th) and the ninetieth (90th) days after the Commencement Date or within ninety days following completion of ARCO approved remodeling or rebuilding of an existing store. Requests for reimbursement must be submitted by Operator to ARCO within 90 days following the conclusion of the grand opening event.

      14.03 Operator is free to set its own prices for products and services provided, however, that ARCO reserves the right to set a maximum retail selling price on products and services and Operator agrees to sell such products and services for no more than the maximum retail selling price determined by ARCO.

                                   ARTICLE 15

          Books, Records, Reports, Fee Verification, Reviews and Audits

      15.01 For the purposes of ascertaining the amount of the fees due and payable by Operator pursuant to this Agreement, Operator shall maintain true and accurate business records, reports, accounts, books and data (collectively referred to herein as "business records") pertaining to the operation of the Store, as more fully described in the Systems Manual. Except for records which Operator may be required to retain and maintain on the Premises at all times pursuant to governmental requirements or other provisions of this agreement or other agreements between ARCO and Operator, upon 24-hour notice from ARCO to Operator; Operator shall make Operator's complete business records available at the Store and on the Premises and


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

shall permit ARCO and its representatives to enter the Premises and the Store to examine Operator's business records at all reasonable times. In addition, in executing this Agreement, Operator grants ARCO the right to electronically collect certain sales data via Operator's point-of-sale ("P.O.S.") system, including scanning devices, for purposes of verifying fees and analyzing sales, as more fully described in the am/pm Store Systems Manual.

      15.02 The acceptance by ARCO of the monthly royalty fee and advertising and promotion fee paid by Operator shall be without prejudice to ARCO's right to examine Operator's business records of its gross receipts and inventories of food and other merchandise at the Store in order to verify the amount of the monthly royalty, advertising and promotion fees payable by Operator to ARCO. In addition, at any reasonable time, upon twenty-four (24) hours' prior written notice to Operator, ARCO and its representatives may enter the Store and remain in the Store for the time necessary to perform fee verification reviews or audits of Operator's business records relating to the Store for the period covered by any statement required to be issued by Operator. If a reviewer dispatched by ARCO to Operator's am/pm mini market is tenable to perform a review or audit due to missing or incomplete business records, Operator shall be required to pay ARCO its reasonable costs incurred in attempting to perform a review or audit. Without in any way limiting ARCO's right to review or audit or the grounds for or frequency of reviews or audits of Operator's business records, if Operator fails to submit to ARCO the bookkeeping information required to be submitted in accordance with the am/pm Store Systems Manual, ARCO shall have the right to review or audit Operator's business records every six months or more frequently, to verify royalty fee and advertising and promotion fees due to ARCO and, in such event, regardless of whether or not such reviews) or audit(s) disclose(s) a deficiency, Operator shall be required to pay ARCO its reasonable costs in performing such review(s) or audit(s). ARCO may conduct mystery shops at Operator's location to determine compliance with the terms and conditions of the franchise; in the event such mystery shops result in a fee verification review/audit, regardless of whether such review discloses a deficiency, Operator shall be required to pay ARCO its reasonable costs in performing the review, including the then-current cost of the mystery shops (currently $36 each). If a review or audit discloses a liability for royalty, advertising and promotion fees due to ARCO, Operator shall pay promptly the amount of the deficiency. If the sales amount from which the deficiency is derived is two percent (2%) or more in excess of the sales actually reported for royalty purposes by Operator for such a period, Operator shall promptly pay to ARCO, as liquidated damages and not as a penalty, the cost of the review or audit in addition to the amount of the deficiency, plus interest at the highest legal rate and, in addition, ARCO, at its option, tray terminate this Agreement upon not less than five (5) days' prior written notice to Operator of ARCO's election to do so. Prior to giving its written consent to the transfer or assignment of the Store Agreement, ARCO has the right to review or audit Operator's business records.

      In executing this Agreement, in connection with any fee verification review or audit of Operator's books and records, Operator authorizes all vendors of Operator to submit to ARCO copy of any and all invoices evidencing sales of merchandise to Operator and Operator agrees to execute any authorization for release of such invoices to ARCO as may be required in order for ARCO to obtain such invoices. ARCO may also exercise its right to examine invoices direct from vendors via Operator's release at any time.

      In executing this Agreement, in connection with any fee verification review or audit of Operator's books and records, Operator agrees to provide ARCO copies of State and Federal tax returns and schedules pertaining to Operator's am/pm Franchise and to execute any authorization to the tax agencies as may be necessary for ARCO to obtain such tax returns and schedules directly from the tax agencies.

      In addition, in executing this Agreement, in connection with any fee verification review or audit of Operator's books and records, Operator authorizes all banks and other financial institutions of Operator to submit to ARCO copies of all bank or other financial institution statements and cancelled chocks reflecting cash accounts of Operator that pertain to Operator's am/pm franchise and Operator agrees to execute any


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

authorization for release of statements and cancelled checks to ARCO as may be requited in order for ARCO to obtain such statements and cancelled checks.

      15.03 Operator shall have physical inventories performed and shall provide reports, statements and data to ARCO as described below and as described more fully in the Systems Manual.

            (a) Operator shall provide periodic reports relating to royalty fee calculations.

            (b) Once every two months (at approximately 60-day intervals), Operator shall have performed a physical inventory at retail value of merchandise held for sale in the Store by an independent inventory service. ARCO reserves the right, upon 15 days' prior written notice to Operator, to increase or decrease the interval at which physical inventories must be performed. Unless prior written approval has been obtained, merchandise off-premises shall not be included in the physical inventory count. Operator shall submit to ARCO a statement by the service performing the inventory of the total amount of inventory in the Store.

            (c) In order for ARCO to verify fees due and develop merchandising recommendations for Operator and information for, the benefit of all am/pm franchises, Operator shall provide to ARCO, or to an accounting service designated by ARCO, such reports and data as are reasonably requested by ARCO for such purposes and as are more fully described in the Systems Manual. Such reports and data shall be in a format as designated by ARCO and transmitted to ARCO, at ARCO's option, either by diskette or electronically.

      15.04 ARCO shall make available to Operator the am/pm Franchise Accounting System ("F.A.S."), which Operator is required to use, and other bookkeeping, accounting and physical inventory services. Such services are more fully described in the Systems Manual. Except for F.A.S., which Operator is required to use, Operator may elect not to use the other bookkeeping, accounting and inventory services offered by ARCO and may obtain, at its expense, any other bookkeeping, accounting and inventory services for Operator's business as Operator desires. Operator shall nevertheless be required to provide to ARCO, or to an accounting service designated by ARCO, the information referred to in
Section 15.03.

      15.05 The provisions of Article 15 shall survive termination or expiration of this Agreement.

                                   ARTICLE 16

                                    Training

      16.01 All training courses, program and tests offered by ARCO shall be given only in the English language and therefore, in order to successfully complete any such courses, programs and tests, an ability to read, communicate in and comprehend English is necessary. Passing an English proficiency test is required.

      Unless otherwise indicated, all training programs described herein shall be conducted at ARCO's facilities in La Palma, California, or, at ARCO's option, at such other locations as ARCO may establish and may include nighttime hours in connection with on the job training at an am/pm mini market.

      All expenses, including, but not limited to transportation, meals and lodging, incurred by Operator or employees, of Operator in connection with attendance of Operator or employee(s) of Operator at any of ARCO's training programs must be borne by Operator.


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

      The person(s) required to attend and satisfactorily complete the training programs described below are identified herein as follows:

      1. Operator

            For purposes of this Article, "Operator" shall mean:

            o     The sole proprietor, if Operator is a sole proprietor;

            o All partners or the Operational Designee as designated by the partnership in PART I, Section 16.01 (a) of the Store Agreement, who must also be a partner, if Operator is a partnership; in the case of limited partnerships, the Operational Designee must be the general partner, or if more than one, one of the general partners;

            o All by the corporation in PART I, Section 16.01 (a) of the Store Agreement, who must be an officer or a shareholder, if Operator is a corporation;

            o All members or the Operational Designee as designated by the limited liability company [("LLC"), in States where allowed] in PART I, Section 16.01(a) of the Store Agreement, who must be a manager or member of the LLC, if Operator is a LLC.

                  The Operational Designee, if one is designated, may, but need not be the same person designated by the corporation as the Corporate Designee or by a LLC as the LLC designee in PART I,
                  Section 17.02 of the Store Agreement (a Corporate Designee must be an officer or director and own the largest percentage of shares in the corporation; a LLC Designee must be the member owning the majority ownership interest in the LLC). If no Operational Designee is designated, all partners in a partnership (in the case of a limited partnership, the general partner, or if more than one, the general partners), all shareholders in a corporation or all members in an LLC must successfully complete the training programs.

      2.    Assignee(s) of Operator

      3.    Successor(s)-In-Interest to Operator

      4. Employee(s) of Operator, under the circumstances described below: If Operator has more than one am/pm mini market, Operator must have one employee who has attended and successfully completed an four week am/pm Store Manager training program and who is employed on a full time basis at each store.

      16.02 Following is a description of ARCO training programs in connection with the operation of am/pm mini markets:

            Initial Franchisee Training Program

      Unless Operator, Operator's successor-in-interest, Operator's assignee, or any employee of Operator required to be trained as Operator, has successfully completed ARCO's initial franchisee training program, such person(s) must attend and satisfactorily complete ARCO's current initial franchisee training program before beginning operation of the store.

      Payment of the initial franchise fee (but not the renewal fee) includes training for two people in the operation of an am/pm mini market.


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      The initial franchisee training program is currently seven weeks, but may be increased or decreased at ARCO's election, and may include nighttime hours in connection with on the job training at an am/pm location.

      The initial franchisee training program shall include instruction in general store management including personnel matters, customer service, merchandise control, bookkeeping and accounting and other subjects relating to the general operation of a retail store featuring convenience store service.

      Except for Operator's successor(s)-in-interest and Operator's assignee(s), who are required to pay tuition for the initial franchisee training program at the then-current rate (currently the tuition for the 7-week program is $15,000), no tuition shall be charged for the initial training program for Operator, or for one or two employees eligible for training if they attend before or within thirty-six (36) months after the Commencement Date of the initial Store Agreement between Operator and ARCO for the Premises. Attendance by additional persons shall be subject to tuition payable by Operator at the current rate. The current tuition is $7,500 per additional person, but that is subject to increase. Tuition must be paid, at ARCO's then-current rate for initial training, for more than two persons, regardless of whether such persons in excess of two are partners, shareholders or eligible employees of Operator. If the franchise is transferred within thirty-six (36) months, a separate training fee must be paid by the transferee even if only one person has been trained up to that time.

      If Operator has previously successfully completed initial franchise training program and, accordingly, Operator is not required to attend and does not attend the initial franchisee training program, Operator may elect to have one or two employees attend.

      ARCO may terminate this Agreement at any time prior to or on the completion of Operator's initial training if, in ARCO's sole opinion, Operator does not participate in or does not complete the training program in a manner satisfactory to ARCO. In the event of such termination, ARCO shall return the initial fee or any other funds paid to ARCO by Operator in connection with this Agreement, less ARCO's expenses incurred in studying the site, preparing engineering and architectural plans for the premises, training and any other costs incurred in contemplation of Operator operating an am/pm Store.

      am/pm Store Manager Training Program

      If Operator has more than one am/pm mini market. Operator must have one employee for each store who has attended and successfully completed an four week am/pm Store Manager training program employed on a full time basis at each store. Such am/pm Store Manager training program must be successfully completed prior to the opening of such stores.

      ARCO offers to train one employee for each such store in the am/pm Store Manager training program. The tuition fee for the first employee so trained for each such store shall be $5,000 .

      If the Store Manager trained by ARCO is no longer employed at the Store, Operator must replace such trained Store Manager with another trained Store Manager within two months of the date such Store Manager is no longer employed at the Store or the franchise may be terminated. Operator shall be responsible for payment of tuition for training of any such replacement Store Managers (currently, tuition for training of any such replacements is $5,000, but that amount may be increased in the future).

      Additional Training Requested by Operator

      ARCO may, but is not required to, also provide Operator or Operator's employees such additional initial training or special instruction requested by Operator at such time and place and for such duration as


                                    22 of 33
may be mutually convenient, provided, however, that the cost of such additional instruction, including transportation, food, lodging and reasonable charges for time and services of ARCO shall be borne by Operator.

      Additional Training Required by ARCO

      Additional training required by ARCO in connection with changes to programs or new programs or equipment added during the term of this Agreement, ARCO may require Operator to attend additional training not to exceed eight (8) hours per training session. Such required training shall be tuition free except that if Operator does not attend the training session at the time offered and reasonably notified by ARCO, Operator may be required to pay a fee not to exceed $1,000 to attend training.

      Employee Training System

      ARCO is in the process of developing a replacement system for the Employee Training System, which replacement system will be required when available. It is estimated that the replacement system will use CD-Rom technology and will be utilized with personal computers. The current cost for the training materials is estimated to be $1,000 but may be subject to change.

                                   ARTICLE 17

                             Assignment and Transfer

                     A. ASSIGNMENT AND TRANSFER BY OPERATOR

      17.01 Operator may not transfer or assign this Agreement or any of Operator rights, duties or obligations hereunder and Operator's interest in the real property and improvements, in whole or in part, without first offering the same to ARCO. The offer must be in writing and must specify the total purchase price, including a breakdown of the amount for real property, equipment and goodwill, with copies of purchase and sale agreements and leases associated with the real property, improvements and equipment and must also include the name and address of the proposed buyer. The offer will not have been made until the foregoing information is received by ARCO. ARCO shall have 30 days from receipt of the complete written offer to accept the offer by agreeing in writing to pay the total purchase price minus the amount of the transfer fee payable to ARCO in the event of an assignment to a third party. If ARCO does not accept the offer within 30 days, operator may assign to a third party subject to ARCO's prior written consort. If Operator offers a lower price or more favorable terms which have the effect of a lower price to the third party, ARCO's right of first refusal shall be triggered again and Operator must make the offer to ARCO. If Operator's proposed assignee has not enrolled in the next available training school within 90 days after making the original offer to ARCO, the request assignment will be considered abandoned by the Operator. A further request for assignment will again trigger the right of first refusal. If the assignment has not been completed within 210 days after making the original offer to ARCO, the request for assignment will be considered abandoned by the operator. Any further request for assignment will again trigger the right of first refusal. All communications between ARCO and Operator with regard to the assignment, right of first refusal, offers, withdrawals, changes in terms and acceptances must be in writing. In any event, Operator may not assign this Agreement and Operator's interest in the real property and improvements without the prior written consent of ARCO, which consent shall not be unreasonably withheld. In order to allow ARCO adequate time to process an assignment request, any such request for ARCO's consent to an assignment received 45 days or less before the expiration of the Store Agreement shall be considered for a subsequent Store Agreement between Operator and ARCO, if such subsequent Agreement has been offered and accepted by the parties, and shall be in compliance with the provisions of such subsequent Agreement. Prior to giving its written consent, ARCO has the right to review or audit Operator's business records, including but not limited to those relating to the value


                                    23 of 33
of inventories at cost, and ARCO shall consider, among other things, the qualifications, character, apparent ability and creditworthiness of the proposed transferee and such other factors as ARCO deems appropriate, including but not limited to the following:

            (a) There shall be no existing default in the performance or observance of any of Operator's obligations hereunder.

            (b) Operator shall have settled all outstanding accounts with ARCO.

            (c) The proposed transferee must satisfactorily demonstrate to ARCO that it meets reasonable financial standards which shall not be more stringent than the standards applicable to new am/pm Operators at the time of the proposed assignment.

            (d) Prior to the assignment, unless previously trained by ARCO pursuant to ARCO's current 7-week training program for the operation of an am/pm mini market, the proposed transferee and any employees who must be trained as described in Article 16, shall attend and satisfactorily complete ARCO's then-current training program for new am/pm operators. Tuition shall be payable by the proposed transferee. The training tuition fee is due and payable by means of a cashier's check before the proposed transferee begins training school. For prospective transferees, the training tuition fee, which is payable by the prospective transferee to ARCO regardless of whether or not the transferor is subject to payment of a transfer fee, shall be refunded in full in the event ARCO refines its consent to the transfer prior to the proposed transferee attending ARCO's training program. In the event that ARCO refuses its consent after the prospective transferee has started attending ARCO's training program or the prospective transferee withdraws from the training program, ARCO shall prorate the refund based on any remainder of training to be completed. The training tuition fee is not refundable in whole or in part upon completion of the training program. If the proposed transferee is a sole proprietor or single shareholder corporation, ARCO shall offer to train and not charge tuition for one employee of the proposed transferee who attends the initial training within twelve months after the effective date of the assignment. ARCO shall not reimburse the proposed transferee for any expenses incurred in connection with attendance at the training program of the transferee or the transferee's employee. An initial supply of 20 uniforms must be ordered by the transferee while attending ARCO's training program at ARCO's training center. In addition, prior to the effective date of the transfer and as a condition of ARCO granting its consent to the transfer. ARCO shall require that the transferor has all then current "Merchandising Accessories Items Required" on hand in the Store and in good condition and that any such items that are no longer clean, workable and presentable or outdated be replaced by items meeting ARCO's then-current specifications for such items.

            (e) The proposed transferee must satisfactorily demonstrate management, business and educational experience reasonably consistent, in the opinion of ARCO, with the nature and extent of obligations of the am/pm franchise. If the proposed transferee operates one or more ARCO locations, proposed transferee must meet the then-current requirements applicable to multiple unit operators.

            (f) The proposed transferee shall agree to assume, as of the effective date of the assignment, all of the agreements and Operator's duties and obligations thereunder relating to the am/pm franchise.

            (g) Operator shall agree to unconditionally release Operator's rights under this Agreement and shall release and discharge ARCO from all duties and obligations to Operator in connection with this Agreement as of the effective date of the assignment; whereupon Operator


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

      shall have no further rights, duties or obligations under this Agreement, except for those obligations that survive the termination of the Store Agreement.

            (h) Operator shall obtain and submit evidence satisfactory to ARCO of all required approvals of federal, state and local governmental entities, agencies or instrumentalities thereof or of any third person, including but not limited to, approval for the transfer of, or issuance of a new beer and wine license, if available in the jurisdiction in which Operator's store is located

            (i) The proposed transferee must satisfactorily meet the then-current criteria established by ARCO for new am/pm Operators including, but not limited to, passing an English proficiency test, being at least 21 years of age and proof of U.S. citizenship or permanent resident alien status (green card).

            (j) Operator shall pay a transfer fee of $20,000 as follows: The first $1,000 of the fee is payable by Operator at the time Operator requests ARCO's consent to an assignment of the franchise and the remainder must be paid before ARCO's final consent is given. In the case of Concurrent Operations, the transfer fee shall be the combined amount of the transfer, fee applicable to each franchise at the Premises. Such transfer fee is payable as follows: $1,000 at the time Operator requests ARCO's consent to an assignment of the franchise and (a) where the proposed transferee's transfer price for the businesses shall be deposited in escrow, Operator may, in accordance with ARCO's policies in this regard, direct payment from such escrow of the remaining portion of the applicable transfer fee to ARCO which must be paid before ARCO's final consent to the assignment is given or (b) where the proposed transferee's transfer price for the businesses shall not be deposited in escrow, Operator may, in accordance with ARCO's policies in this regard, pay the remaining portion of the applicable transfer fee by means of a cashier's check payable to ARCO and given to ARCO before ARCO's final consent to the assignment is given. In the event that ARCO refuses its consent to the proposed assignment prior to the proposed transferee attending ARCO's training program, ARCO shall refund all but $1,000 of any transfer fee paid. In the event that ARCO refuses its consent to the proposed assignment because the-proposed transferee does not pass the English proficiency test and before the proposed transferee attends training school, ARCO shall refund all but $300 of any transfer fee paid. Otherwise, the transfer fee is not refundable in whole or in part and shall bear no interest. Except if there were a transfer immediately preceding the proposed assignment for which transfer no transfer fee was paid, the transfer fee shall not be payable by Operator in the event that Operator requests ARCO to consent to an assignment of Operator's franchise to: (1) Operator's spouse, adult natural or adopted child, or parent; (2) a sole proprietorship in which the current shareholder of Operator, which is a single shareholder corporation, shall be the sole proprietor, (3) a partnership in which there are only two partners, current Operator as an individual and one other person, and in which the current Operator has at least a fifty percent interest; (4) a corporation in which there are only two shareholders, current Operator as an individual and one other person, and in which the sole shareholder of the current Operator has at least fifty percent of the issued and outstanding voting shares of stock; (5) a corporation in which current Operator, as an individual shareholder, owns one hundred percent of the issued and outstanding voting shares of stock;
      (6) if Operator is a corporation, the transfer of less than fifty percent of the issued and outstanding voting shares of stock; or (7) the dissolution of a two-partner partnership or a two-shareholder corporation resulting in one of the former partners remaining as the sole proprietor, or one of the former shareholders remaining as the sole shareholder of the corporation or as a sole proprietor and the remaining partner or shareholder or sole proprietor had at least a fifty percent interest in the partnership or corporation prior to the dissolution.


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

      ARCO reserves the right to refuse to consent to any proposed assignment which would result in ARCO having any material increased risk, burden or chance of not obtaining performance.

      17.02 This Agreement is personal as between Operator and ARCO and this Agreement is entered into in reliance upon and in consideration of the personal qualifications, and representations made with respect thereto of Operator. Operator shall not incorporate or form a partnership, a limited liability company ("LLC") or limited partnership without the prior written approval of ARCO, which approval shall not be unreasonably withheld. In the event Operator incorporates, ARCO may require Operator to execute a personal guarantee and other instruments as ARCO deems appropriate. If Operator is a partnership or corporation, all partners or all shareholders must execute this Agreement and guarantees and other instruments, if any; however, if Operator is a limited partnership, a partnership having as members one or more general partners and one or more limited partners, Operator may designate a partnership designee whose name is set forth in PART 1, who must be the general partner, or if more than one, one of the general partners, to execute this Agreement. If a partnership designee is designated, the partnership designee hereby agrees to personally guarantee the performance of this Agreement by Operator, including, without limitation, the payment of all sums which may from time to time become payable to ARCO by Operator pursuant to any provisions of this Agreement and to execute such forms of guarantee as ARCO may reasonably require; if Operator is a limited liability company ("LLC"), all members must execute this Agreement and guarantees and other instruments, if any; however, if the LLC has unequal ownership by 2 members or more than 2 members, such Operator may designate a LLC Designee, whose name is set forth in PART 1, who must be the member owning the majority ownership interest in the LLC, to execute this Agreement. If a LLC Designee is designated, the LLC Designee hereby agrees to personally guarantee the performance of this Agreement by Operator, including, without limitation, the payment of all sums which may from time to time become due and payable to ARCO pursuant to any provisions of this Agreement and to execute such forms of guarantee as ARCO may reasonably require; if Operator is a corporation with one, two unequal or with more than two shareholders, Operator may designate a corporate designee whose name is set forth in PART I, who must be an officer or director and shareholder who owns the largest percentage of shares in the corporation, to execute this Agreement. If a corporate designee is designated, the corporate designee hereby agrees to personally guarantee the performance of this Agreement by Operator, including, without limitation, the payment of all sums which may from time to time become payable to ARCO by Operator pursuant to any of the provisions of this Agreement and to execute such forms of guarantee as ARCO may reasonably require. In the case of a corporation with two equal shareholders, both shareholders hereby agree to personally guarantee the performance of this Agreement by Operator as described earlier in this Section 17.02.

      17.03 If Operator is a corporation, any transfer of its capital stock, issuance of additional stock, change in rights of any class or series of stock or contractual agreement affecting stock rights which results in present stockholder[s] as an individual or a group, as the case may be, owning legally or beneficially or having voting control of less than one hundred percent (100%) of its capital stock shall be deemed as assignment of Operator's rights under this Agreement.

      17.04 Operator agrees not to change its form of business through merger, consolidation, organization or reorganization without the prior written consent of ARCO and except upon such terms and conditions as ARCO shall then require.

      17.05 In the event Operator requests ARCO to approve an assignment, Operator agrees to produce a signed copy of the offer to purchase and accept an assignment. ARCO shall have no obligation to consider any request for consent to any assignment if it does not receive a copy of such offer.

      17.06 Any assignment or attempt by Operator to assign any of its rights or interests under this Agreement and Operator's interest in the real property and improvements without having received the


                                    26 of 33
prior written consent of ARCO shall constitute a material breach of this Agreement and ARCO shall have the right to terminate this Agreement upon written notice to Operator.

      17.07 Operator's formation or dissolution of a partnership or adding or deleting any partner, formation or dissolution of a corporation or adding or deleting any shareholder, formation or dissolution of a LLC or adding or deleting any member shall be considered a transfer of this Agreement.

      17.08 In the case of Concurrent Operations, if ARCO consents to the transfer of this Agreement to the proposed transferee, all other franchise agreements relating to any other business conducted at the Premises shall be transferred to the same transferee.

                       B. ASSIGNMENT AND TRANSFER BY ARCO

      17.09 ARCO shall have the unrestricted right to transfer or assign all or any part of its rights or obligations under the Franchise Agreement to any person or legal entity.

                                   ARTICLE 18

                                   Termination

      18.01 In the event ARCO fails to perform any of its obligations hereunder and fails to cure such default within thirty (30) days after receipt of written notice of default from Operator, Operator shall have the right to terminate this Agreement by giving ARCO not less than fifteen (15) days' prior written notice of termination.

      18.02 This Agreement may be terminated at any time by mutual agreement in writing between Operator and ARCO.

      18.03 In addition to any other remedy of ARCO, ARCO may terminate this Agreement on the following conditions:

      (1) ARCO may terminate this Agreement for failure of Operator to comply with the provisions of this Agreement after being given notice thereof and a reasonable opportunity, which in no event need be more than 30 days, to cure the failure.

      (2) Notwithstanding the foregoing, ARCO may terminate this Agreement by giving immediate notice of termination without an opportunity to cure upon the occurrence of any of the following events:

            a. Failure of Operator to pay any sums due to ARCO within 5 days after receipt of written notice of default.

            b. Operator repeatedly fails to comply with one or more requirements of this Agreement, whether or not cured after notice.

            c. Operator, after curing any failure pursuant to Section 1 above, engages in the same noncompliance, whether or not such noncompliance is corrected after notice.

            d. Failure of Operator to obtain the release of any attachment, garnishment execution, lien or levy (collectively, "liens") against the Premises, Store Equipment or business


                                    27 of 33
                  of the am/pm mini market within 72 hours after any such liens attach, or such longer time as required by applicable law.

            e. Declaration of bankruptcy or judicial determination of insolvency of Operator, Operator's entry into any arrangement with creditors or assignment for the benefit of creditors or the commencement of any proceeding to appoint a receiver or trustee for Operator, its business or its property.

            f.    Abandonment of the am/pm mini market by Operator.

            g. Fraud or criminal misconduct of Operator relating to the operation of the am/pm mini market or conviction of Operator of any felony involving moral turpitude.

            h. If Operator is sole proprietor, Operator's death or incapacity, for at least 90 consecutive days, which results in Operator's inability to personally operate the am/pm mini market; provided, however, if Operator has, in accordance with the terms set forth in this Agreement designated a successor-in-interest who qualifies as a franchisee, this Agreement shall not be deemed to have terminated in the event of Operator's death.

            i. If Operator is a partnership, the withdrawal of any partner or the dissolution of the partnership or the death of any partner, provided, however, if Operator has, in accordance with the terms set forth in this Agreement, designated a successor-in- interest who qualifies as a franchiser, this Agreement shall not be deemed to have terminated in the event of Operator's death.

            j. If Operator is a corporation, the death of any shareholder, or, if applicable, the death of the Corporate Designer; or, the sale, transfer or other disposition (by operation of law or otherwise) of any portion of any interest in the corporation without ARCO's prior written consent; or the termination of the Corporate Designee, if applicable, as director or officer and shareholder of the corporation; or all or substantially all of the assets of the corporation are sold, conveyed or otherwise transferred, voluntarily or by operation of law. Provided, however, if Operator has, in accordance with the terms set forth in this Agreement, designated a successor-in-interest who qualifies as a franchisee, this Agreement shall not be deemed to have terminated in the event of the death of the Corporate Designee or any shareholder. For purposes of this Section, "corporation" shall include a limited liability company ("LLC") and "shareholders" shall include a member of the LLC and "Corporate Designee" shall include a LLC Designee.

            k. Operator's failure to commence operation of the am/pm mini market within 30 days after the Commencement Date.

            1. If a fee verification review or audit of Operator's books and records discloses liability for royalty fees due of 2% or more in excess of fees reported and paid by Operator.

            m. Misrepresentations or misstatements by Operator to ARCO relating to the acquisition of the franchise or Operator, engages in conduct which reflects materially and unfavorably upon the operation and reputation of the franchise business or system.


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

            n. ARCO makes a reasonable determination that continued operation of the franchise by the Operator will result in an imminent danger to public health or safety.

      (3) Operator's assignment or transfer or attempt to assign or transfer this Agreement in whole or in part or attempt to assign or transfer the business of the am/pm mini market or attempt to assign, transfer or sublet in whole or in part the portion of the Premises upon which the store building is located or the Loaned Store Equipment, in a manner inconsistent with the provisions of Article 17 of this Agreement.

      (4) Operator's failure to successfully complete the initial training program described in Article 16 hereof; and, in the case of Operators who operate more than 1 am/pm mini market, failure of Operator to have a Store Manager trained and employed at each store; and, failure of Operator to replace such full-time Store Manager with another trained full-time Store Manager within two months from the date such designated full-time Store Manager or any of their successor(s) is/are no longer employed at the store; and, failure of Operator to comply with any other provision of Article 16 of this Agreement.

      (5) The failure of the conditions relating to obtaining permits for and completion of construction or conversion of the Premises which are described in Article 5.

      (6) A determination made by ARCO in good faith and in the normal course of business to withdraw from marketing and to no longer maintain the am/pm mini market franchise in the relevant geographic market area in which the Premises are located.

      18.04 In the event of destruction of all or a significant portion of the Premises to the extent that the normal authorized uses are no longer practicable, either party may terminate this Agreement within 120 days of such destruction by giving the other party written notice. The effective date of such termination shall relate back to the date of destruction.

      18.05 In the case of Concurrent Operations at the Premises, ARCO may terminate this Agreement upon termination of any one other franchise agreement.

      18.06 If Operator is a party to a Loan Agreement and related Promissory Note as described in Item 10 and Exhibit E of the am/pm Offering Circular for Prospective Franchisees, and Operator has not cured any default under that Loan Agreement or Promissory Note as required, ARCO may terminate this Agreement.

                                   ARTICLE 19

                     Procedure on Expiration or Termination

      19.01 Upon expiration or termination of this Agreement, Operator shall:

      (a) Cease using the am/pm service name and service mark or other indicia of ARCO pertaining to the am/pm system.

      (b) Return to ARCO all copies of ARCO's franchise accounting system software and all copies of the am/pm Manuals and all other documents, instructions, manuals, display items, materials, and writings furnished by ARCO pertaining to the am/pm mini market franchise or bearing the am/pm service mark or service name or other service marks or service names used in connection with the am/pm mini market; and Operator shall allow ARCO to remove


                                    29 of 33
            any loaned am/pm Store Equipment and to de-identify any Operator owned equipment that bears the service mark or service name or other indicia of ARCO pertaining to the am/pm Store; and

      (c) If the Agreement has been terminated by ARCO, Operator shall pay ARCO a sum equal to the amount of expenses incurred or to be incurred by ARCO in removing and returning to ARCO service names, service marks, designs and other indicia of ARCO pertaining to the am/pm Store, including, but not limited to, removal of all signs and materials bearing the foregoing. Operator shall permit ARCO to enter the premises to perform the foregoing.

      (d) In addition, Operator shall pay to ARCO at the time of termination, as liquidated damages and not as a penalty, the greater of (a) the total minimum royalty fee which would have been payable under the Agreement from the date of termination of the Agreement through the end of the term provided for in the Agreement; or (b) for each month from the date of termination of the Agreement through the end of the term provided in the Agreement, the actual average royalty fee paid but not less than the minimum royalty fee for any months that the Store was operational prior to termination of the Agreement. Provided, however, that the provisions of the previous sentence shall not be applicable if the Agreement is terminated by ARCO due to the following: (i) Operator's death; (ii) Operators incapacity, for at least 90 consecutive days, which results in Operator's inability to personally operate the am/pm mini market; (iii) condemnation or other taking, in whole or in part, of the Premises due to eminent domain; (iv) destruction of all or a substantial part of the Premises through no fault of Operator, or (v) a determination made by ARCO in good faith and in the normal course of business to withdraw from marketing Motor Fuels at retail or the am/pm mini market franchise in the relevant geographic market area in which Operator's Premises are located.

      (e) Where the Agreement has been terminated pursuant to Article 5, Operator shall, where applicable, pay ARCO for its expenses as set forth in the applicable section of such Article which, in some instances, shall include, but not be limited to, ARCO's expenses incurred in studying the site, preparing engineering and architectural plans for the Premises, training and any costs incurred by ARCO in contemplation of Operator operating an am/pm Store; and

      (f) Pay ARCO, upon receipt of final statements, any and all sums then due and owing by Operator to ARCO.

      19.02 (a) Upon termination of Operator's license rights under Article 1 hereof, Operator shall pay ARCO liquidated damages of $100.00 per day for each Major Violation (as defined hereafter) and $25.00 per day for each other violation of ARCO's am/pm service marks and service names at the terminated am/pm mini market. (By "Major Violation" is meant the display after termination of the am/pm colored striping design on the facing of the building of the former am/pm mini market or the display of the am/pm pole sign.)

            (b) The aforesaid damages are agreed in advance by the parties because of the difficulty in ascertaining actual damages; however, such damages are not deemed to replace, or be in lieu of, damages or profits that ARCO may be entitled to recover resulting from, or arising out of Operator's unlicensed use of ARCO's am/pm or other trademarks and trade names.

      19.03 The provisions of this Article 19 shall survive termination or expiration of this Agreement and shall be binding upon the heirs, successors and assigns of Operator.

                                   ARTICLE 20


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

                              Successor-in-Interest

      20.01 Notwithstanding the terms of Sections 18.03.2(h), (i) or (j) above, this Agreement shall not terminate upon the death or incapacitation for more than 90 consecutive days, of Operator if Operator, prior to his or her death or incapacitation, designates a successor-in-interest to his or her interest in this Agreement in a form prescribed by ARCO and the designated successor-in-interest assumes all of Operator's duties and obligations under the am/pm franchise (the "franchise") on the terms and conditions set forth herein.

      20.02 For purposes of this Article, "Operator" shall mean: if Operator is a sole proprietor, the sole proprietor, if Operator is a partnership, a partner of Operator or, if Operator is a corporation, a shareholder. "Successor-in-interest" shall mean either a surviving spouse or natural or adopted child or parent of Operator, provided that such spouse or child at the time of Operator's death or incapacitation, shall be an adult and shall meet the qualifications then being required of am/pm franchisees by ARCO for the operation of an am/pm mini market. In the case of partnerships or corporations, "successor-in-interest" shall also mean a surviving partner or a surviving shareholder and, in such cases, any partner and any shareholder may designate any of the others as successor-in-interest to his or her interest in this Agreement, provided that no other successor-in-interest has been designated by such partner or shareholder and that at the time of Operator's death or incapacitation, such surviving partner or shareholder shall meet the qualifications then being required of am/pm franchisees by ARCO. If someone other than Operator's spouse is designated as the successor-in-interest, Operator's spouse must execute a document waiving any claim of interest in this Agreement and acknowledging that such spouse understands and agrees to the successor-in-interest designation.

      20.03 The designated successor-in-interest shall be allowed 21 days after the death or incapacitation, for more than 90 consecutive days, of Operator to give written notice of his or her intention (the "Notice of Intention") to assume and operate the franchise or, in the case of a successor-in-interest to the corporate designer, written notice of his or her intention to personally guarantee performance hereof by the corporate franchisee. The notification shall contain such information regarding business experience and creditworthiness as is reasonably required by ARCO. Except as described more fully below, unless the successor-in-interest has previously been trained by ARCO pursuant to ARCO's current 7 week training program for the operation of an am/pm mini market, the successor-in-interest must attend and successfully complete such training as is then required by ARCO for new franchisees and within 21 days after giving the Notice of Intention commence such training. In addition, ARCO must approve or disapprove the successor-in-interest within 10 days after the successor-interest completes such training. If the successor-in-interest successfully completes training and is approved by ARCO, ARCO shall give notice of approval to the successor-in-interest and the successor-in-interest must commence operation of the franchise (or execute a guarantee of performance by a corporate franchisee) within 10 days after receipt of such notice by ARCO. The successor-in-interest shall be required to pay tuition at the then-current rate for assignees and successors-in-intent. Provided, however, that if there is an Operational Designee who is different from the Corporate Designee successor-in-interest, it is the Operational Designee, who must attend and successfully complete the initial training, unless such Operational Designee has previously been gained by ARCO pursuant to ARCO's current 7 week training program for the operation of an am/pm mini market. An initial supply of 20 uniforms must be ordered by the successor-in-interest while attending ARCO's training program at ARCO's training center.

      20.04 The franchise available to the successor-in-interest pursuant hereto is intended to be no greater than the franchise as it exists in the name of the deceased or incapacitated Operator (or, in the case of a corporate franchisee, with the deceased or incapacitated Operator as Guarantor) at the time of such Operator's death or incapacitation. The term of the franchise shall not be extended by reason of the successor-in-interest assuming (or guaranteeing) the franchise and ARCO may change the terms of the


                                    31 of 33
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franchise upon its renewal, if it is renewed. ARCO may require Operator to arrange for the discharge or performance of other franchise obligations such as, but not limited to, insurance, but excluding any obligation to be open to the public, for a period of up to 21 days after Operator's death or incapacitation.

      20.05 Operator may designate a primary and one alternate successor-in-interest. The alternate, if one is designated, shall have no right to assume and operate (or guarantee) the franchise or Operator's interest in the franchise, as applicable, in the event of any exercise of rights by the primary successor-in-interest. If the alternate desires to assume and operate (or guarantee) the franchise or Operator's interest in the franchise, as applicable, in the event the primary successor-in-interest, fails to do so the alternate must give notice of intention to do so and otherwise comply with Section 20.03. (In the case of Concurrent Operations, the primary successor-in-interest, if one is designated, must be one and the same person designated as the primary successor-in-interest to succeed to Operator's interest in all agreements relating to all businesses conducted at the Premises; the alternate successor, if one is designated, must be one and the same person designated as the alternate successor-in-interest to succeed to Operator's interest in all agreements relating to all businesses conducted at the Premises.)

      20.06 Unless ARCO otherwise agrees in writing, there shall be no operation of the franchise following the death or incapacitation of Operator by anyone until all parts of the franchise have been expressly assumed as herein provided, including, but not limited to, such items as licensing and tax permits.

      20.07 If the successor-in-interest assumes the franchise (or, in the cast of a corporate franchisee, guarantees the franchise), the successor-in-interest shall account to the heirs or estate of the deceased or incapacitated Operator (or, in the case of a corporate franchisee, to the corporation) for the value or other disposition of personal property of the Operator located at or related to the franchise.

                                   ARTICLE 21

                                     General

      21.01 Criminal Activity. Franchisee shall immediately report to ARCO each incidence of personal injury or criminal activity at the premises.

      21.02 Right of Entry. In addition to specific rights of entry granted herein, ARCO shall have the right at all reasonable times to enter the Premises for the purpose of determining Operator's compliance with the provisions of this Agreement and the Manuals.

      21.03 Entire Agreement. This Agreement, PARTS I and II, the Manuals, as from time to time amended or supplemented, and, if applicable, an agreement relating to ARCO's PayPoint Network contain all agreements and understandings between Operator and ARCO and cover the entire relationship between the parties concerning the Store and the am/pm franchise. There are no oral representations, stipulations, warranties or understandings, express or implied, with respect to the subject matter of this Agreement which are not fully set forth herein and in the Manuals, and all prior or contemporaneous promises, representations, agreements or understandings, express or implied, in connection with the Store and the am/pm franchise are expressly merged herein and in the Manuals incorporated herein by reference.

      21.04 Compliance with Applicable Laws. In the event any provisions of this Agreement provide for periods of notice less than those required by applicable law, provide for termination other than in accordance with applicable law or are otherwise inconsistent with applicable law, to the extent such provisions are inconsistent with applicable law, they shall not be effective and ARCO and Operator shall comply with applicable law regarding such matters.


                                    32 of 33
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      21.05 Excused Performance. In the event that either party hereto shall be delayed or hindered or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, fire, flood, act of God, failure of power, governmental law or regulation, riot, insurrection, war, or other reason of a like or similar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Agreement, then performance of such act shall be excused for the period of the delay. For the duration of such excused performance, only the minimum royalty fee shall be waived, however the royalty based on a percentage of gross sales and the advertising and promotion fee shall continue to be payable. If the excused performance is for a period less than a full month, the minimum royalty fee shall be prorated for such partial month and Operator shall pay, as a royalty fee for such month, the greater of the royalty fee based on a percentage of gross sales or the prorated minimum.

      21.06 Severability. If any provision of this Agreement is declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

      21.07 Notices. Except as otherwise provided herein, all notices required or permitted by or pertaining to this Agreement shall be in writing and addressed to the party to be notified at the address for such party specified in
PART I of this Agreement (as to notices to ARCO, from time to time and upon prior written notice to Operator, ARCO may change the address of ARCO specified in PART I). All notices shall be sent by prepaid certified, prepaid registered, or prepaid overnight mail, return receipt requested, and shall be deemed served as of the date of mailing or shall be personally delivered to Operator and shall be deemed served as of the date delivered.

      21.08 Waiver. Failure of either Operator or ARCO to require performance of any provision of this Agreement shall not affect either party's right to require full performance thereof at any time thereafter and the waiver by either Operator or ARCO of any provision hereof shall not constitute or be deemed a waiver of a similar breach in the future.

      21.09 Amendments. No amendment, addition to or alteration, modification or waiver of any provision of this Agreement shall be of any effect unless in writing and signed by Operator and an authorized representative of ARCO.

      21.10 Prior Course of Dealing. ARCO and Operator acknowledge and agree that this Agreement is not to be reformed, altered, or modified in any way by any practice or course of dealing during or prior to the term of the Agreement or by any representations, stipulations, warranties, agreement or understandings, express or implied, except as fully and expressly set forth herein or except as may subsequently be expressly amended by the written agreement of Operator and ARCO by their authorized representatives.

      21.11 Approval. This Agreement and any modifications thereto shall not become effective and binding upon ARCO until executed by Operator and accepted by ARCO as evidenced by the signature of one of ARCO's representatives authorized to execute this Agreement. Operator's occupancy of the Store prior to such execution hereof by ARCO shall not be construed as a waiver by ARCO of this requirement.

      21.12 Pronouns. The use herein of any personal pronoun shall include the masculine, feminine and neuter pronouns.

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                                                                 Facility: 82065

                    STATEMENT REGARDING FINANCES & INVESTORS

The undersigned, LLO-Gas, Inc. proposed assignee(s)/applicants for the ARCO facility located at 4100 California Ave., Bakersfield, California 93309 hereby represents and warrants that:

(1) have truly represented his/her/their assets and financial condition and have not included the assets of any other individuals or entities;

(2) have acknowledged any and all partners, stockholders, stakeholders, backers, other investors and lenders, be they active or passive; and

(3) have received none of the assets listed or being used to buy this facility other than as income, earnings, inheritances, gifts or other non-investment and non-returnable payment, rather than as loans or investments, except as expressly and explicitly disclosed in writing to ARCO.

The undersigned acknowledges that he/she/they are aware:

(1) that no persons other than the above (and any shareholders who have been disclosed in writing to ARCO during this application process) will be recognized as having any interest whatsoever in the facility or right to be heard, notified, consulted or protected regarding it; and

(2) that ARCO will presumably terminate any and all interests by the above, as well as all others, if ARCO discovers that anything has been misrepresented to ARCO in order to obtain this facility, including without limitation any misrepresentations regarding assets, debts, credit status and history, investments and loans and regarding partners, stockholders, stakeholders, backers, other investors or lenders and regarding citizenship or immigration status.

The disclosure obligations and representations identified herein encompass facts as of the date this document is executed and facts that change before this assignment or appointment is final. Your obligation and representation thus includes that you will notify us of any changes during this period.

The undersigned acknowledges that they have read the above and agree to the terms thereof.

/s/ John Castellucci                                            9-2-99
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LLO-Gas, Inc.                                                   Date